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                                                                   EXHIBIT 4.1





                      NOTE AND WARRANT PURCHASE AGREEMENT

                           DATED AS OF JULY 15, 1997


                                   REGARDING
                    12.95% SENIOR SUBORDINATED SECURED NOTES
                               DUE JUNE 30, 2005

                                       OF

                                  MEDAR, INC.
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                               TABLE OF CONTENTS

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
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
SECTION 1. SALE AND PURCHASE OF NOTES AND WARRANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2. THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 3. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         4.1.  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         4.2.  Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         4.3.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         4.4.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         4.5.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         4.6.  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         4.7.  Use of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         4.8.  Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         4.9.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         4.10.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         4.11.  Compliance with Governmental Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         4.12.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         4.13.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         4.14.  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         4.15.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         4.16.  Stock Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         4.17.  No Defaults or Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         4.18.  Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         4.19.  Offering of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         4.20.  Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         4.21.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         4.22.  Chief Executive Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 5. REPRESENTATIONS OF THE PURCHASERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         5.1.  Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         5.2.  Purchase for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 6. PREPAYMENTS AND REPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         6.1.  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         6.2.  Prepayment at Holder's Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         6.3.  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         6.4.  Obligations Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

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SECTION 7. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         7.1.  Preservation of Corporate Existence;  Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         7.2.  Compliance with Laws; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         7.3.  Maintenance of Properties; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         7.4.  Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         7.5.  Accounting, Access to Records, Books, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         7.6.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         7.7.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         7.8.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         7.9.  Office for Payment, Exchange and Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         7.10.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         7.11.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         7.12.  Payment of Dividends by Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         7.13.  Transfer of Assets of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         7.14.  Communication with Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         7.15.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         7.16.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         7.17.  Delivery of Information for Rule 144A Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 8. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         8.1.  Minimum Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         8.2.  Debt to Worth Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         8.3.  Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         8.4.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.5.  Merger and Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.6.  Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.7.  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.8.  Sale or Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.9.  Amendment of Charter and By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.10.  Issuance of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.11.  Subsidiaries, Joint Ventures, Management  Contracts, Capital
                   Structure Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         8.12.  Corporate Offices, Corporate Name, Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         8.13.  Amendments to Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         8.14.  Private Placement Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         8.15.  Amendments to Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         8.16.  Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         8.17.  Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         8.18.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 9. SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

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SECTION 10. CONDITIONS TO PURCHASERS' OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         10.1.  Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         10.2.  Compliance with Agreements; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         10.3.  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         10.4.  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         10.5.  Legality; Governmental and Other Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         10.6.  Time of Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         10.7.  No Change in Law, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         10.8.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         10.9.  Other Financings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         10.10.  Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         10.11.  Security Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         10.12.  Searches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         10.13.  Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         10.14.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         10.15.  Opinion of the Company Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         10.16.  Other Documents and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 11. AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         11.1.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         11.2.  Notice of Proposed Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         11.3.  All Holders Bound by Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 12. EXCHANGE OF NOTES AND WARRANTS; CANCELLATION
                     OF SURRENDERED NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         12.1.  Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         12.2.  Exchange of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         12.3.  Payment of Interest on Surrendered Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         12.4.  Surrender of Note in Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         12.5.  Cancellation of Surrendered Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

SECTION 13. REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         13.1.  Registration of Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         13.2.  Replacement of Notes and Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

SECTION 14. DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         14.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         14.2.  Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

SECTION 15. REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         15.1.  Enforcement of Rights; Exercise of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         15.2.  Payment of Expenses of Enforcement and Collection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         15.3.  Delay Not a Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

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         15.4.  Specific Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         15.5.  Certain Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 16. RESTRICTIONS ON TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

SECTION 17. REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         17.1.  Registration at the Request of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         17.2.  Piggyback Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         17.3.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         17.4.  Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         17.5.  Provision of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         17.6.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         17.7.  Periodic Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         17.8.  Indemnification Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         17.9.  Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         17.10.  Certain Limitations in Connection with Future Grants of Registration Rights  . . . . . . . . . . . . . . . 54

SECTION 18. EXPENSES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         18.1.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         18.2.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         18.3.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         18.4.  Indemnification Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

SECTION 19. DIRECT PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

SECTION 20. SECURITY INTEREST AND MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

SECTION 21.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         21.1.  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         21.2.  Application of Proceeds of the Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         21.3.  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         21.4.  Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         21.5.  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         21.6.  Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         21.7.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

SECTION 22. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

SECTION 23. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         23.1.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         23.2.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         23.3.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         23.4.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

         23.5.  Binding Effect and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         23.6.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         23.7.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         23.8.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         23.9.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62


SCHEDULES

Schedule 4.5  -   Litigation
Schedule 4.6  -   Financial Statements
Schedule 4.18 -  Directors and Officers


EXHIBITS

Exhibit A - Purchasers' Note and Warrant Amounts and Addresses
Exhibit B - Form of Note
Exhibit C - Form of Warrant
Exhibit D - Form of Guaranty Agreement
Exhibit E - Form of Legal Opinion of Counsel to the Company

                 NOTE AND WARRANT PURCHASE AGREEMENT, dated as of July 15, 1997, by and among Medar, Inc., a Michigan corporation (the "Company"), and State Street Bank and Trust Company as Trustee for The Textron Master Trust, Ohio National Fund, Inc./Social Awareness Portfolio, Ohio National Fund, Inc./Equity Portfolio, Ohio National Fund, Inc./Omni Portfolio, Maxco, Inc., Industrial Boxboard Corporation Profit-Sharing Plan and Trust (July 1, 1989 restatement), and Robert W. Fulk IRA Rollover (each individually a "Purchaser" and collectively, the "Purchasers", which term shall also include successors and assigns and any permitted transferees of the Notes or the Warrants) and Dorrance Street Capital Advisors, L.L.C., as Agent.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. SALE AND PURCHASE OF NOTES AND WARRANTS

                 (a) The Company agrees to sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchasers agree to purchase from the Company on the Closing Date specified in Section 2 hereof, (i) a Note or Notes in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A hereto and (ii) a Warrant or Warrants for the number of shares of the Company's Common Stock set forth opposite such Purchaser's name on Exhibit A. The aggregate purchase price to be paid to the Company by the Purchasers for such Notes and such Warrants is 100% of the principal amount of the Notes to be purchased by the Purchasers, which amount will be allocated in accordance with Section 2(c) hereof.

                 (b) As used herein, "Notes" means the aggregate of $7,000,000 principal amount of the Company's 12.95% Senior Subordinated Secured Notes Due June 30, 2005, together with all Notes issued in exchange therefor or replacement thereof. Each Note will be substantially in the form of the Note set forth as Exhibit B hereto. Interest on the Notes shall accrue from the Closing Date and shall be payable quarterly on the 30th day of March, June, September and December of each year, commencing September 30, 1997 (which first interest payment shall be for the period from and including the Closing Date specified in Section 2 hereof through and including September 30, 1997) at the interest rates and in the manner specified in the form of Note attached hereto as Exhibit B.

                 (c) If all or a portion of (i) the principal amount of the Notes, (ii) the interest payable thereon or (iii) any fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate from the date of such nonpayment until paid in full (both before and after judgment).

                 (d) As used herein, "Warrants" means the aggregate of Common Stock Purchase Warrants evidenced by certificates substantially in the form of Exhibit C hereto, together with all Warrants issued in exchange therefor or replacement thereof. Such Warrants in the aggregate initially entitle the holders thereof to purchase 1,400,000 shares of Common Stock of the Company, no par value, at a purchase price of $6.86, as set forth therein, such number and such price being subject to adjustment as provided in the form of Warrant attached hereto as Exhibit C.

SECTION 2. THE CLOSING

                 (a) Subject to the terms and conditions hereof, the closing (the "Closing") of the purchase and sale of the Notes and Warrants will take place at the offices of Morgan, Lewis & Bockius, LLP, located at 101 Park Avenue, New York, New York, at such time and date as shall be mutually agreed to by the Company and the Purchasers. Such time and date are herein referred to as the "Closing Date".

                 (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to each Purchaser (A) a Note or Notes, substantially in the form of Exhibit B hereto, payable to such Purchaser (or its nominee as notified to the Company), and dated the Closing Date, in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A, and (B) a Warrant or Warrants evidenced by certificates substantially in the form of Exhibit C hereto and dated the Closing Date, for the number of shares of the Company's Common Stock set forth opposite such Purchaser's name on Exhibit A, and (ii) upon such Purchaser's receipt thereof, such Purchaser will deliver to the Company by wire transfer an amount equal to the purchase price for such Notes and Warrants (as specified in Section 1(a) hereof) payable to the order of the Company in federal or other immediately available funds.

                 (c) The Purchasers acknowledge that the Notes and the Warrants constitute an "investment unit" within the meaning of Section 1273(c)(2) of the Code and that the Company will allocate the "issue price" (within the meaning of Section 1273(b) of the Code) of such investment unit, for all Income Tax purposes, between the Notes and Warrants as follows: (i) the price at which all of the Warrants were sold by the Company is $602,000 and
(ii) the price at which all of the Notes were sold was $6,398,000. Each Purchaser agrees to abide by Treasury Regulation Section 1.1273-2(h)(2) with respect to such allocation of the issue price.

SECTION 3. DEFINITIONS

                 (a) For purposes of the Loan Documents, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                 "Accountants" means Ernst & Young, LLP or another independent certified public accounting firm selected by the Company and reasonably satisfactory to the Majority Noteholders.

                 "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director nominated by one of the Purchasers) and any Person (other than one of the Purchasers) which is, directly or indirectly, the beneficial owner of more than ten percent (10%) of the Voting Stock thereof, and, if such beneficial owner is a partnership, any partner thereof, or if such beneficial owner is a corporation, any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any partner thereof, (iii) in all cases, any Person (other than one of the Purchasers) which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and (iv) in all cases, any Person 10% or more of whose Voting Stock is beneficially owned, directly or indirectly through one or more intermediaries, by such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Agent" means Dorrance Street Capital Advisors, L.L.C. or any successor agent appointed pursuant to Section 21.7 hereof.

                 "Aggregate Net Income" means the aggregate amount of positive annual net income after taxes for each fiscal year of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, beginning with the fiscal year ending December 31, 1997 through the date of determination, without any offset for any negative net income during such period. Aggregate Net Income will only be adjusted as of the last day of each fiscal year.

                 "Agreement" means this Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

                 "Bankruptcy Code" means the United States Bankruptcy Code and any successor thereto, and the rules and regulations issued thereunder.

                 "Board" or "Board of Directors" means, with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

                 "Business" the business conducted by the Company in the vision and welding industries and all other activities ancillary or related thereto.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Detroit, Michigan are required to close.

                 "Capital Expenditures" means for any period, the amount of all payments made by the Company or a Subsidiary during such period for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on the Company's or any Subsidiary's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made is characterized by the Company or any other Person, and shall include, without limitation, the principal components of payments for the installment purchase of Property and payments under Capitalized Leases.

                 "Capitalized Leases" means any lease to which the Company or a Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary, and which is required to be capitalized in accordance with GAAP, but also including any such lease, whether or not so capitalized, where the Company or a Subsidiary is treated as the owner of the leased property under the Code.

                 "Change of Control Event" means the acquisition by any Person, or group of Persons (other than the shareholders of the Company as of the Closing Date) acting in concert, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of shares of capital stock of the Company the ownership of which entitles the holder(s) to cast more than 25% of the votes entitled to vote generally in the election of the Board of Directors of the Company.

                 "Claims" has the meaning set forth in the definition of "Environmental Claim."

                 "Closing" has the meaning set forth in Section 2(a) hereof.

                 "Closing Date" has the meaning set forth in Section 2(a) hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

                 "Collateral" means the Property upon which the Agent   is
         granted the Security Interests, pursuant to the terms of the General Security Agreement, the Collateral Assignment and the Mortgages.

                 "Collateral Assignment" means the Collateral Assignment of Proprietary Rights and Security Agreement to be entered into at the Closing by the Company and the Agent.

                 "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

                 "Common Stock" means that class of stock or other equivalent evidences of ownership of a corporation, the holders of which are entitled to vote generally to elect the Board of Directors of such corporation.

                 "Company" means Medar, Inc., a Michigan corporation, its successors and permitted assigns.

                 "Company's Obligations" means all loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations (including the performance of the covenants of the Company contained herein or in the Loan Documents), fees, lease payments, guaranties, covenants, and duties owing by the Company to the Purchasers or the Agent of any kind and description (whether pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other note or other instrument, or by any other agreement between the Purchasers or the Agent and the Company, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from the Company to others that the Purchasers or the Agent may have obtained by assignment or otherwise, and further including all interest not paid when due.

                 "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with GAAP.

                 "Consolidated Cash Flow" means for any period, the Consolidated Net Income plus each of the following items, to the extent deducted from the revenues of the Company in the calculation of net income for such period: (i) Depreciation; (ii) amortization and other noncash charges; (iii) interest expense incurred and fees paid to the Senior Lender pursuant to the Loan Agreement; and (iv) Income Taxes determined as the accrued liability of the Company and any Subsidiary in respect of such period, regardless of what portion of such expense has actually been paid by the Company and any Subsidiary during such period; and after deduction for (A) Income Taxes, to the extent actually paid during such period; (B) all noncash income items recognized; (C) gain on the sale of property, plant or equipment; and (D) all Capital Expenditures paid by the Company and any Subsidiary.

                 "Consolidated Coverage Ratio" means, as of any date of determination, the ratio of Consolidated Cash Flow to Consolidated Interest Expense.

                 "Consolidated Interest Expense" means, for any period, the total interest payable during such period by the Company and its Subsidiaries on account of Indebtedness.

                 "Consolidated Liabilities" means, at any time, the total liabilities of the Company and its Subsidiaries, determined in accordance with GAAP and after eliminating inter-company transactions among the Company and its Subsidiaries.

                 "Consolidated Net Income" means, for any period for which the amount thereof is to be determined, the net income (net of any losses or expenses) or loss of the Company and its Subsidiaries on a consolidated basis, during such period (such net income to be determined in accordance with GAAP) after Income Taxes actually paid, but excluding:

                 (a) the earnings during such period of any Person to which the assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or such Subsidiary shall have merged, prior to the date of such transaction;

                 (b) any extraordinary gain or loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets);

                 (c) any gain or loss during such period arising from the write-up or write-down of any asset; and

                 (d) any earnings or gains during such period resulting from the receipt of any proceeds of any life insurance policy.

                 "Consolidated Tangible Assets" means, at any time, the total assets of the Company and its Subsidiaries determined in accordance with GAAP excluding deferred assets, patents, copyrights, trademarks, goodwill, capitalized software development costs and other General Intangibles, and Investments.

                 "Consolidated Tangible Net Worth" means, at any time, Consolidated Tangible Assets minus Consolidated Liabilities.

                 "Contingent Liabilities" of any person means, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                 "Default Rate" means a per annum rate equal to the interest rate on the Notes plus four percent (4%).

                 "Depreciation" means, in respect of any period, all depreciation on Property taken during such period, as determined in accordance with GAAP.

                 "Earnings Available for Dividends" means the excess of (A) the sum of (x) 50% of aggregate Consolidated Net Income, if positive, for each fiscal year commencing on or after January 1, 1997 less 100% of aggregate Consolidated Net Income, if negative, for each fiscal year commencing on or after January 1, 1997 plus (y) net proceeds from the sale by the Company of Common Stock (other than pursuant to the Warrants) minus (B) all Restricted Payments and Restricted Investments made since the Closing Date.

                 "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

                 "Environmental Auditors" has the meaning set forth in Section
         7.14 hereof.

                 "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, " Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or
         (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, or Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous

         Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                 "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law or the presence or Release of a Hazardous Material.

                 "Environmental Law" means any and all current and future, federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.
         Section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.
         Section  6901 et  seq.; the Toxic Substances Control Act, 15 U.S.C.
         Section 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

                 "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                 "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company or any of its Subsidiaries (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

                 "Event of Default" has the meaning set forth in Section 14 hereof.

                 "Fair Market Value" of any property means the fair market sale value which a willing buyer at retail would pay a willing seller, each under no compulsion to buy or sell and in full possession of all relevant facts.

                 "GAAP" means generally accepted accounting principles, as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto, consistently applied.

                 "General Intangibles" means all of the Company's and any Subsidiary's present and future general intangibles and other personal Property (including without limitation, any and all rights of the Company and any Subsidiary to all choses or things in action, tax refund claims, credits, claims, demands, goodwill, licenses, franchise agreements, subscription costs, patents, trade names, trademarks, service marks, copyrights, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal Property, insurance policies, deposits with insurers relating to workers' compensation liabilities, deposit accounts, tax refunds and proprietary rights in any equipment), other than "Equipment," "Inventory," "Accounts" and "Negotiable Instruments," as each such term is defined in the UCC, as well as the Company's and any Subsidiary's books and records of any kind relating to any of the foregoing, and all products and proceeds of the foregoing.

                 "General Security Agreement" means the General Security Agreement to be entered into at the Closing by the Company and the Agent.

                 "Governmental Regulations" means any and all laws, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards, or any similar requirement, of the government of the United States or any foreign government or any state, province, municipality or other political subdivision thereof or therein or any court, agency, instrumentality, regulatory authority or commission of any of the foregoing.

                 "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                 "Guaranty Agreement" means the Subordinated Subsidiary Guaranty, in the form attached hereto as Exhibit D, to be executed and delivered to the Purchasers at the Closing by each Subsidiary.

                 "Hazardous Materials" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, underground storage tanks, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

                 "Income Taxes" means all federal, state, local or foreign income, taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                 "Indebtedness" means all liabilities, obligations and reserves, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) all Indebtedness for Borrowed Money, (ii) all obligations secured by any Lien upon Property owned by the Company, irrespective of whether such obligation or liability is assumed; (iii) any obligation of the Company guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to the Company, but exclusive of obligations arising as the result of the endorsement by the Company of checks or other negotiable instruments in the ordinary course of the Company's business for purposes of depositing such items) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; and (iv) liabilities in respect of unfunded vested benefits under any Single Employer Plan or in respect of withdrawal liabilities incurred under ERISA by the Company or any ERISA Affiliate to any Multiemployer Plan.

                 "Indebtedness for Borrowed Money" means without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of the Company's Obligations and the Permitted Senior Indebtedness, and all reimbursement or other obligations of the Company in respect of letters of credit (except for commercial letters of credit up to $500,000), letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products (except hedging transactions); (iii) in respect of Capitalized Leases or for the deferred purchase price of Property (other than trade payables arising in the ordinary course of business that are not represented by promissory notes or by other written evidence other than invoices); or
         (iv) in respect of
obligations under conditional sales or other title retention agreements, and all guaranties of any or all of the foregoing.

                 "Indemnified Persons" has the meaning set forth in Section
         18.2 hereof.

                 "Investment" means, with respect to any Person:

                 (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Company for or in connection with the acquisition by the Company of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

                 (ii) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of such Person by the Company and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Company.

                 "Joint Venture" means a corporation, limited partnership or other limited liability business entity, formed in the ordinary course of business by the Company or any Subsidiary with Persons other than Affiliates.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease or Capitalized Lease having substantially the same effect as any of the foregoing and any assignment or other conveyance of any right to receive income).

                 "Loan Agreement" means the Revolving Credit and Loan Agreement, dated as of August 10, 1995, as amended through the date hereof, between the Company and the Senior Lender.

                 "Loan Documents" mean, collectively, the

                      (i)     Agreement;

                     (ii)     Notes;

                    (iii)     Warrants;

                     (iv)     General Security Agreement;

                      (v)     Collateral Assignment;

                     (vi)     Mortgages;

                    (vii)     Subordination Agreement;

                    (vii)     UCC financing statements; and

                   (viii) such other instruments and documents as Purchasers may require to evidence and perfect the Security Interests and the Notes,

         and individually, any one of them.

                 As to each of the foregoing, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements or supplements thereto.

                 "Losses" have the meaning set forth in Section 18.2 hereof.

                 "Majority Noteholders" means the holders of Notes evidencing more than 50% of the principal amount of all Notes then outstanding.

                 "Material Adverse Effect" means (i) a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries on a consolidated basis, (ii) an effect which is prejudicial in any material respect to the holders of the Notes or the Warrants or (iii) an effect on the ability of the Company or any Subsidiary to perform its obligations under this Agreement, any Loan Document, the Notes or the Warrants.

                 "Mortgage" means those certain two Mortgages pursuant to which the Company shall grant to the Agent a second priority lien on and Security Interest in the Real Estate and all improvements thereon.

                 "Multiemployer Plan" shall mean any multiemployer plan (within the meaning of section 3(37) of ERISA) to which either the Company, any Subsidiary, or any ERISA Affiliate has an obligation to contribute.

                 "Note" or "Notes" has the meaning set forth in Section l(b) hereof.

                 "Outstanding" or "outstanding" means, when used with reference to the Notes or Warrants as of a particular time, all Notes or Warrants, as the case may be, theretofore duly issued except (i) Notes or Warrants theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Notes or Warrants have been issued by the Company, (ii) Notes theretofore paid in full, (iii) Warrants theretofore fully exercised and (iv) Notes theretofore canceled by the Company, whether upon exercise of a Warrant in whole or in part or otherwise; except that for the purpose of determining whether holders of the requisite principal amount of Notes or Warrants have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Notes or Warrants, Notes or Warrants registered in the name of, as well as Notes or Warrants owned beneficially by, the Company, any Subsidiary or any of their Affiliates (other than one of the Purchasers) shall not be deemed to be outstanding.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "Permits" has the meaning set forth in Section 4.11 hereof.

                 "Permitted Liens" means any of the following Liens:

                     (i)      the Senior Security Interests;

                    (ii)      the Security Interests;

                   (iii) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                    (iv) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not constitute or result in a Material Adverse Effect, and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or a Subsidiary is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due or if such Liens are discharged within sixty (60) days of the date they are imposed, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of a Company or a Subsidiary, or surety, customs or appeal bonds to which the Company or a Subsidiary is a party;

                      (v) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property; provided, however, that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any Subsidiary, as the case may be; and

                      (vi) Purchase Money Liens securing purchase money Indebtedness; provided, however, that the aggregate outstanding amount of Indebtedness and secured by all such Purchase Money Liens for the Company and all Subsidiaries shall not exceed, on an aggregate basis, $500,000 at any time.

                 "Permitted Senior Indebtedness" means (i) Senior Indebtedness in an amount up to $23 million and (ii) the interests of the lessor under any Capitalized Leases permitted to exist hereunder.

                 "Person" or "person" means an individual, corporation, partnership, firm, limited liability company, association, trust, unincorporated organization, government, governmental body or political subdivision thereof.

                 "Plan" shall mean any employee benefit plan (within the meaning of section 3(3) of ERISA) maintained or contributed to by the Company, any Subsidiary, or any ERISA Affiliate, other than a Multiemployer Plan.

                 "Potential Default" means a condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                 "Prepayment Premium" means, in connection with any prepayment of a Note on a date, the amount equal to the following percentage of the principal amount being prepaid:


                     July 1, 1999      to      June 30, 2002   5%
                             2002                       2003   4%
                             2003                       2004   3%
                             2004                       2005   2%


                 "Prohibited Transaction" means any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                 "Property" means all types of real, personal or mixed property and all types of tangible or intangible property.

                 "Purchase Money Liens" means Liens securing purchase money Indebtedness incurred in connection with the acquisition of capital assets by Company or any Subsidiary in the ordinary course of business; provided that (a) such Liens do not extend to or cover assets or properties other than those purchased in connection with the purchase in which such Indebtedness was incurred and (b) the obligation secured by any such Lien so created shall not exceed 100% of the cost of the property including transportation and installation costs, covered thereby.

                 "Purchaser(s)" has the meaning set forth in the first paragraph hereof.

                 "Real Estate" means all real estate and improvements located thereon owned by the Company, all of which shall constitute a portion of the Collateral and which shall be encumbered by the Mortgage.

                 "Registration Demand" has the meaning set forth in Section 17.1(b) hereof.

                 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

                 "Reportable Event" shall mean, with respect to any Single Employer Plan, an event described in section 4043(b) of ERISA, other than an event as to which the notice requirement is waived under applicable PBGC regulations.

                 "Restricted Investment" means any Investment other than (1) obligations of the United States government due within one year, (2) certificates of deposit and bankers acceptances due within one year of a United States domiciled commercial bank having capital funds of at least $100 million and whose long-term unsecured debt obligations have been given a rating of at least A by Standard & Poor's or A2 by Moody's, (3) commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's and maturing not more than 270 days from the date of creation thereof, (4) debt of any state or political subdivision that is rated AA or better by Moody's or Aa2 or better by Standard and Poor's and maturing in less than one year, (5) investments in, and loans and advances to, Subsidiaries or entities that will, concurrently with such investment become Subsidiaries, (6) trade credit extended in the ordinary course of the Company's business, (7) loans and advances made in the ordinary course of business to officers and employees of Company for relocation expenses, travel advances and similar expenses relating to their employment, (8) endorsements of instruments or items of payment for deposit to the Company's bank accounts, (9) an additional investment not in excess of $100,000 in the Company's current Joint Venture in China and an additional investment not in excess of $250,000 in the Company's planned Joint Venture in Brazil, and (10) additional Investments not to exceed $100,000 in the aggregate.

                 "Restricted Payment" means (i) every direct or indirect dividend or other distribution paid, made or declared by the Company or any Subsidiary on or in respect of any class of its capital stock or in respect of any partnership or Joint Venture, in all cases whether now or hereafter outstanding, interests and any payment under or with respect to anti-dilution provisions of any capital stock of the Company or any Subsidiary, (ii) every payment in connection with the redemption, purchase, retirement or other acquisition, direct or indirect, by or on behalf of the Company or any Subsidiary of any shares of the Company's or a Subsidiary's capital stock, whether or not owned by the Company or any Subsidiary or any partnership or Joint Venture interests of the Company or any Subsidiary, or any warrants, rights or options to acquire such stock or partnership interests,
         (iii) every payment to or on behalf of any Affiliate of the Company or of any Subsidiary on account of or with respect to any lease arrangements and (iv) every payment by or on behalf of the Company or any Subsidiary (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed (other than the Notes) owing to any Affiliate of the Company or of any Subsidiary or to any other holder of shares of the Company's Common Stock (other than such a holder which holds only Shares) or (B) any obligation to any Person, of any Affiliate of the Company or of any Subsidiary or of any other holder of shares of the Company's Common Stock, which obligation is assumed or guaranteed by the Company or a Subsidiary; provided, however, (a) that the restrictions of the foregoing clauses (i) and (ii) shall not apply to any dividend, distribution, or other payment to the extent payable in shares of the Common Stock of the Company or in options, warrants or other rights to purchase such Common Stock, (b) that none of the foregoing clauses shall apply to any payments from a Subsidiary to the Company, (c) that none of the foregoing clauses shall apply to any purchases by the Company from a Wholly-Owned Subsidiary of additional capital stock of such Subsidiary and (d) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Notes or Warrants. For purposes of this definition, "capital stock" shall also include warrants (other than the Warrants) and other rights and options to acquire shares of capital stock.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

                 "Security Interest" means the Liens granted to the Agent for the benefit of the Purchasers pursuant to this Agreement and the Loan Documents.

                 "Senior Indebtedness" means Senior Debt as defined in the Subordination Agreement.

                 "Senior Lender" means NBD Bank, a Michigan banking corporation, and its successors and assigns.

                 "Senior Security Interests" means Liens granted to the Senior Lenders pursuant to the Loan Agreement and certain "Loan Documents" (as defined in the Loan Agreement), as in effect on the date hereof or amended as permitted by the Subordination Agreement so that the obligations thereunder constitute Senior Indebtedness.

                 "Share" or "Shares" means shares of the Company's Common Stock, or other securities, which can be obtained or have been obtained by an exercise in whole or in part of any Warrant or the exchange of a Warrant for shares of the Company's Common Stock pursuant to the terms of the Warrants. In the event that any Shares are sold either in a public offering pursuant to an effective registration statement under Section 6 of the Securities Act or pursuant to Rule 144 (but if sold under Rule 144, only if sold in "brokers' transactions" within the meaning of Rule 144), then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of this Agreement.

                 "Single Employer Plan" shall mean any Plan that is subject to Title IV of ERISA.

                 "Solvent" has the meaning set forth in Section 4.21 hereto.

                 "Subordination Agreement" means that certain Subordination Agreement of even date herewith by and among the Senior Lender, the Company, the Agent and the Purchasers, as amended or modified pursuant to the terms thereof.

                 "Subsidiary" means any corporation in which at least a majority of the shares (other than any directors' qualifying shares required by law) of each class of the capital stock (other than preferred stock), at the time as of which any determination is being made, is owned, beneficially and of record, directly or indirectly, by the Company or one or more of its Subsidiaries, or both.

                 "Title Policies" has the meaning set forth in Section 10.15 hereto.

                 "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended, or as in effect in any jurisdiction in which Collateral is located.

                 "Voting Stock" means capital stock or a partnership or membership of any class or classes of a corporation, partnership or other limited liability entity, respectively, the holders of which are ordinarily entitled to elect the directors, or persons performing similar functions, of such corporation, partnership or entity.

                 "Warrant" or "Warrants" has the meaning set forth in Section 1(d) hereof.

                 "Wholly-Owned Subsidiary" means any Subsidiary, all of the equity securities of which (other than directors' qualifying shares) are owned by the Company or one or more other Wholly-Owned Subsidiary of the Company.

                 (e) For all purposes of the Loan Documents, except as otherwise expressly provided or unless the context otherwise requires:

                          (i) the words " herein", "hereof" and "hereunder" and other words of similar import refer to the particular Loan Document as a whole and not to any particular Section or other subdivision thereof;

                         (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                        (iii) all computations provided for herein, if any, shall be made in accordance with GAAP, unless another method of computation is herein specified;

                         (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate; and

                          (v) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement and any Exhibit, Annex or Schedule to any other Loan Document shall be deemed a part of such other Loan Document, as the case may be.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants as follows as of the date hereof and as of the Closing Date:

                 4.1. Corporate Existence and Power. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each of the Company and each Subsidiary has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the other Loan Documents to be executed by such Company and Subsidiary and to engage in the transactions contemplated hereby and thereby.

                 4.2.  Corporate Authority.

                 (a) The execution, delivery and performance by the Company of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action and are not in contravention of any applicable Governmental Regulation, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected and do not result in the imposition of any Lien, except for Permitted Liens.

                 (b) The execution, delivery and performance by each Subsidiary of the Guaranty Agreement has been duly authorized by all necessary corporate action and are not in contravention of any applicable Governmental Regulation, or of the terms of such Subsidiary's charter or by-laws, or of any contract or undertaking to which such Subsidiary is a party or by which such Subsidiary or its property may be bound or affected and do not result in the imposition of any Lien, except Permitted Liens.

                 4.3. Binding Effect. This Agreement is, and each of the Loan Documents to which the Company is a party when delivered hereunder will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. Each of the Loan Documents to which a Subsidiary is a party when delivered hereunder will be legal, valid and binding obligations of such Subsidiary, enforceable against it in accordance with their respective terms.

                 4.4. Subsidiaries. The only Subsidiaries of the Company are Medar Canada Ltd, a corporation organized under the federal laws of Canada, and Integral Visoin Ltd., a company organized under the laws of England and Wales. The Company directly owns all of the issued and outstanding shares of each Subsidiary.

                 4.5. Litigation. Except as set forth in Schedule 4.5, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any Material Adverse Effect or in any adverse effect on the legality, validity or enforceability of this Agreement or any other Loan Document and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

                 4.6.  Financial Condition.  The financial statements listed in
Schedule 4.6, copies of which have been furnished to the Purchasers, fairly present, and the financial statements delivered pursuant to Section 7.4 will fairly present, the financial position of the Company and each Subsidiary as at the respective dates thereof, and the results of operations of the Company and the Subsidiaries for the respective periods indicated, all on a consolidated basis in accordance with GAAP (subject, in the case of interim statements, to normal, immaterial year-end audit adjustments). There has been no Material Adverse Effect since March 31, 1997. There is no material Contingent Liability of the Company or any Subsidiary that is not reflected in such consolidated statements or in the notes thereto.

                 4.7. Use of Loans. The Company will use the proceeds of the sale of the Notes and the Warrants for repayment of the Senior Indebtedness in the amount of $4.5 million and the balance for working capital and other general corporate purposes. The Company does not extend or maintain, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Note will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

                 4.8. Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company at or prior to the Closing pursuant to Section 10.5, if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including any creditor, lessor or shareholder of the Company or any Subsidiary, is required on the part of the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the other Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Agreement and the other Loan Documents.

                 4.9. Taxes. Each of the Company and the Subsidiaries has filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or has established adequate financial reserves on its books and records for payment thereof. The Company does not know of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted to the Company.

                 4.10. Title to Properties. Except as otherwise disclosed in the latest consolidated balance sheet delivered pursuant to Section 4.6, the Company and each Subsidiary have a valid and indefeasible ownership interest in all of the properties and assets reflected in the consolidated balance sheet of the Company and each Subsidiary or subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

                 4.11. Compliance with Governmental Relations. To the best of the Company's knowledge, the Company and each Subsidiary is in compliance in all material respects with all Governmental Regulations (including Environmental Laws) applicable to such person or its business or properties. Without limiting the generality of the foregoing, all licenses, permits, orders or approvals which are required under any Governmental Regulation in connection with any of the businesses or properties of the Company or any Subsidiary ("Permits") are in full force and effect, no notice of any violation has been received in respect of any such Permits and no proceeding is pending or, to the knowledge of the Company, threatened to terminate, revoke or limit any such Permits.

                 4.12. ERISA. To the best of the Company's knowledge, the Company, each Subsidiary, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any Subsidiary or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, the Subsidiaries and each of their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Company, any Subsidiary or their ERISA Affiliates.

                 4.13. Environmental Matters. Without limiting the generality of Section 4.11:

                 (a) No written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Company's knowledge, threatened against Company, any Subsidiary, any Property or any past or present operation of the Company or any Subsidiary which could result in a Material Adverse Effect.

                 (b) The Company does not have any knowledge that any other person has ever received any notice, claim or allegation of any violation, and the Company is not aware of any existing violation, of Environmental Laws at or about any Property, and the Company does not have any knowledge of any actions commenced or threatened by any party for or related to or arising out of non-compliance with Environmental Laws which apply to any Property, activities at any Property or Hazardous Materials at, from or affecting any Property.

                 (c) None of the Property appears on the National Priority List (as defined under federal law) or any state listing which identifies sites for remedial clean-up or investigatory actions. To the best of the Company's knowledge, none of the Property has been contaminated with substances which give rise to a clean-up obligation under any Environmental Law or common law.

                 4.14. Investment Company Act. Neither Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 4.15. Disclosure. No report or other information furnished in writing by or on behalf of the Company to any Purchaser in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement, the other Loan Documents, nor any other document, certificate, or report or statement or other information furnished to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations, condition, financial or otherwise, or prospects of the Company or any Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports or other information furnished in writing to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby.

                 4.16. Stock Ownership. The authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock, without par value, of which 8,852,401 shares are outstanding, and (ii) 400,000 shares of Preferred Stock, without par value, none of which are outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued and outstanding and fully paid and nonassessable. Except for the Warrants, options to purchase 718,600 shares of Common Stock granted to employees of the Company pursuant to the Company's stock option plans and the Company's agreement to sell 150,000 shares of Common Stock to Maxco, Inc., there are no outstanding options, warrants, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                 4.17.  No Defaults or Conflicts.

                 (a) No Event of Default or Potential Default has occurred and is continuing.

                 (b) Neither the Company nor any of the Subsidiaries is in violation or default under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound which could have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of the Company or the validity or enforceability of any of the Loan Documents or any of the transactions contemplated thereby or the priority of the Security Interests.

                 (c) The execution, delivery and performance by the Company of this Agreement and of the Loan Documents to which it is a party and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes, the Warrants and the Shares as contemplated herein or therein) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the respective Certificates of Incorporation or By-Laws of the Company or any of its Subsidiaries or (B) any law, rule, regulation, order, judgment, writ, injunction, decree, agreement, indenture or other instrument applicable to the Company or any of its Subsidiaries or any of their respective properties (or to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound), (ii) other than pursuant to this Agreement or the Loan Documents, result in the creation of any Lien upon any of the Company's or any Subsidiary's Properties, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation any shareholder approval) other than (A) the consent of the Senior Lender (B) any registration, qualification or filing with the Securities and Exchange Commission or any state securities commission necessary in connection with the Company's obligations under Section 17 hereof and (C) the Company's routine filing obligations under the Securities Exchange Act or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No such provision referred to in the preceding clause (i) will have a Material Adverse Effect.

                 4.18. Officers and Directors. Schedule 4.18 sets forth a correct and complete list of all of the directors and executive officers of the Company.

                 4.19. Offering of Notes. Neither the Company nor any agent nor any other Person acting on their behalf, directly or indirectly, (i) offered any of the Notes, Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and not more than seven other investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done, or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of
Section 5 of the Securities Act.

                 4.20. Outstanding Securities. All securities (as defined in the Securities Act) of each of the Company and the Subsidiaries have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities. The Company is not required to file on the date hereof and it has not filed prior to the date hereof, pursuant to
Section 12 of the Securities Exchange Act, a registration statement relating to any class of debt or equity securities. The Company has not registered on or prior to the date hereof or agreed to register any securities under the Securities Act.

                 4.21.  Solvency.

                 (a) The Company is and, immediately after giving effect to the issue and sale of the Notes and Warrants and the consummation of the other transactions contemplated hereby, will be Solvent.

                 (b) For purposes of this Section 4.21, the term "Solvent" means, with respect to any Person, that:

                          (i) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

                         (ii) the cash flow of such Person is sufficient to enable it to pay its debts as they mature; and

                        (iii) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

                 (c) For purposes of this Section 4.21, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at their Fair Market Value.

                 4.22. Chief Executive Office. The chief executive office of the Company and its records with respect to the Collateral are located at Farmington Hills, Michigan.

SECTION 5. REPRESENTATIONS OF THE PURCHASERS

                 Each Purchaser severally represents and warrants, but only as to itself, to the Company that:

                 5.1. Power and Authority. Such Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement and the Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and the Loan Documents to which it is a party by such Purchaser have been duly authorized by all required corporate and other actions. Such Purchaser has duly executed and delivered this Agreement and the Loan Documents to which it is a party, and this Agreement and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and subject to the availability of equitable remedies and the application of equitable principles.

                 5.2. Purchase for Investment. Such Purchaser is capable of evaluating the risk of its investment in the Notes and Warrants being purchased by it and is able to bear the economic risk of such investment. Such Purchaser is purchasing the Notes and Warrants to be purchased by it for its own account, and the Notes and Warrants are being purchased by it for investment and not with a present view to any distribution thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                          It is understood that the disposition of such
Purchaser's property shall, subject to the terms of this Agreement, at all times be within such Purchaser's control. If such Purchaser should in the future decide to dispose of any of its Notes, Warrants or Shares, it is understood that it may do so only in compliance with the Securities Act and this Agreement.

SECTION 6. PREPAYMENTS AND REPAYMENTS

                 6.1. Mandatory Prepayments. The Company agrees that it shall prepay, at a price equal to the principal amount thereof, without premium, on June 30, 2000 and on each June 30 thereafter to and including June 30, 2004, $700,000 aggregate principal amount of all Notes outstanding and shall pay in full the remaining principal amount of all Notes then outstanding on the maturity date of June 30, 2005. If, on any such prepayment date, the aggregate principal amount of the Notes outstanding is less than the amount required to be prepaid on such date, the Company shall prepay all Notes in full. If any prepayment date is not a Business Day, such prepayment shall be made on the next day which is a Business Day. The aggregate principal amount of each prepayment of Notes pursuant to this Section 6.1 shall be allocated among all Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes. The Company's obligation to prepay the Notes under this Section 6.1 in the amounts required by this Section
6.1 shall be fixed until there is no longer any remaining aggregate principal amount of outstanding Notes, and the Company shall not receive any credit or off-set with respect to such obligation as a result of any prepayment under
Section 6.2 or 6.3 hereof (except that the Company's obligation to prepay the Notes under this Section 6.1 shall terminate when there is no longer any outstanding principal amount under any Notes).

                 6.2.  Prepayment at Holder's Option.

                 (a) In the event of a Change of Control Event, each holder of a Note or Notes shall have the right, at such holder's option, to require the Company to prepay such holder's Note or Notes in whole at a price equal to (i) 100% of the aggregate principal amount of Notes to be prepaid plus (ii) all accrued interest on the Notes to the date of prepayment. Such option shall be exercised by written notice to the Company under Section 6.2(b) hereof given at any time from and after the Change of Control Event. As soon as possible after a Change of Control Event occurs, or the Company has knowledge that it is likely to occur, the Company shall give written notice to each holder of a Note or Notes notifying each such holder of the occurrence or likely occurrence of such Change of Control Event and informing each such holder of its right to exercise an option to require a prepayment under this Section 6.2(a).

                 (b) In order to exercise its rights to require a prepayment under this Section 6.2, a holder requiring such prepayment shall send to the Company a written notice demanding prepayment under this Section 6.2 and specifying the date of such prepayment (which must be a Business Day and which shall not be less than thirty (30) days after receipt of such notice by the Company, but in no event earlier than such Change of Control Event).

                 (c) In the event that on any date for prepayment pursuant to this Section 6.2 the Company, for whatever reason, does not pay in full the prepayment amount or amounts due to any holder or holders of Notes who have requested prepayment, then the amount actually prepaid by the Company to all holders of Notes pursuant to this Section 6.2 shall be allocated among all such holders of Notes in proportion, as nearly as practicable, to the respective unpaid principal amount of Notes then held by each such holder; provided, however, such non-payment in full shall nonetheless constitute a Potential Default.

                 6.3.  Optional Prepayments.

                 (a) At any time after June 30, 1999 (but not before) the Company may at its option (subject to the other provisions of this Section 6.3) prepay all or part of the principal amount of outstanding Notes, at a price equal to the aggregate principal amount of the outstanding Notes to be prepaid plus accrued interest thereon to the date of prepayment, together with an amount equal to the Prepayment Premium.

                 (b) The aggregate amount of each prepayment of the principal amount of Notes pursuant to this Section 6.3 shall be allocated among all Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes.

                 (c) Notwithstanding anything herein to the contrary, with respect to an optional prepayment pursuant to this Section 6.3, the holders of the Notes shall not receive less than 100% of the principal amount of the Notes being prepaid.

                 (d)  The right of the Company to prepay Notes pursuant to this
Section 6.3 shall be conditioned upon its giving notice of prepayment, signed by a principal financial officer, to the holders of Notes not less than thirty
(30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Notes is being made pursuant to this
Section 6.3. Notice of prepayment having been so given, the aggregate principal amount of the Notes so specified in such notice, and all accrued and unpaid interest thereon and the applicable Prepayment Premium, shall become due and payable on the specified prepayment date, but the right to apply any or all of the Notes as payment to exercise any Warrant or Warrants shall continue to, but not including, the date of such prepayment.

                 6.4. Obligations Unconditional. The Company hereby agrees and confirms that its obligations under the Notes shall be deemed to constitute for all purposes obligations for the payment of indebtedness for borrowed money and shall accordingly be absolute and unconditional in accordance with the terms of the Notes and this Agreement and shall not be affected by (and the Company agrees not to assert) any right the Company may now or at any time hereafter have, including any right to terminate, cancel, quit or surrender this Agreement or any Note except in accordance with the express terms thereof.

SECTION 7. AFFIRMATIVE COVENANTS

                 The Company covenants and agrees that, until payment in full of the principal of and accrued interest on the Notes and the payment or performance of all other obligations under the Loan Documents, the Company shall, and shall cause each Subsidiary to:

                 7.1.  Preservation of Corporate Existence;  Etc.   Do or cause
to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 8.4, and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental
Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                 7.2. Compliance with Laws; Etc. Comply with all Governmental Regulations (including ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to any Lien upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or such Subsidiary.

                 7.3. Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, business interruption insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by Governmental Regulations or as may be reasonably requested by the Majority Noteholders. Upon request, the Company shall deliver to each Purchaser copies of all or any of such insurance policies or the related certificates of insurance.

                 7.4. Reporting Requirements. Furnish to each Purchaser the following:

                          (i) promptly and in any event within five (5) calendar days after becoming aware of the occurrence of (A) any Potential Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any Subsidiary, and any material developments therein, or (C) any development in the business or affairs of the Company or any Subsidiary which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of the chief financial officer of the Company setting forth details of such Potential Default or Event of Default or such litigation or such event or condition and the action which the affected person has taken and proposes to take with respect thereto;

                         (ii) as soon as available and in any event within 30 days after the end of each fiscal month of the Company, the consolidated balance sheet of the Company and the Subsidiaries as of the end of each such month and consolidated income statement of the Company and the Subsidiaries for each such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal, immaterial year-end audit adjustments) by the chief financial officer or controller of the Company as having been prepared in accordance with GAAP, together with a certificate of the chief financial officer or controller of the Company (A) stating that no Potential Default or Event of Default has occurred and is continuing or, if any Potential Default or Event of Default has occurred and is continuing a statement setting forth the details thereof and the action which the applicable person has taken and proposes to take with respect thereto, and (B) setting forth a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 8.1, 8.2, 8.3 and 8.6, in conformity with the terms of this Agreement;

                        (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audited consolidated financial statements of the Company and each Subsidiary for such fiscal year, with a customary audit report the Accountants, without qualifications unacceptable to the Majority Noteholders, and a certificate of the chief financial officer or controller of the Company (A) stating that no Potential Default or Event of Default has occurred or is continuing or if any Potential Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the applicable person has taken and proposes to take with respect thereto, and (B) setting forth a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 8.1, 8.2, 8.3 and
         8.6 in conformity with the terms of this Agreement;

                         (iv) as soon as available, and in any event no later than 30 days prior to the beginning of each fiscal year of the Company and prior to the final approval by its Board of Directors, a budget for such fiscal year presented on a monthly basis regarding the Company's operations and capital expenditures on a consolidated basis and regarding the operations and capital expenditures of each of its Subsidiaries, including a balance sheet and statements of income and cash flow for each month, together with an analysis of such budget prepared in reasonable detail by the chief financial officer or the President of the Company, and, within fifteen (15) days following their preparation, (1) any operating budget of the Company otherwise prepared and submitted to its Board and (2) any revisions or amendments made by the Company (and submitted to its Board) to any budget delivered under this clause (iv);

                          (v) promptly after receipt thereof by the Company, copies of any audit or management reports submitted to it by independent accountants in connection with any audit, interim audit or other report submitted to the board of directors (or other governing body) of the Company or any Subsidiary;

                         (vi) promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company's or a Subsidiary's stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.; and

                        (vii) promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any Subsidiary as any Purchaser may from time to time reasonably request upon reasonable notice.

         Without limiting the foregoing provisions of this Section 7.4, the Company agrees that, if expressly requested in writing by any holder of Notes or Warrants, it will not deliver to such holder (until otherwise instructed by such holder) (x) any information or materials regarding the Company or any Subsidiary (whether described in this Section 7.4 or otherwise) that is non-public and (y) any information (whether or not included in clause (x)) which such holder specifies it does not want to receive.

         Each holder of Notes and Warrants hereby acknowledges that it is aware of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information without a company. In this regard, each such holder hereby agrees that (i) while it is in possession of material nonpublic information with respect to the Company and its Subsidiaries, such holder will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws and (ii) it will keep all such nonpublic information confidential.

                 7.5. Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Purchaser or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such person and to discuss the affairs, finances and accounts of such person with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize the same, and (ii) permit any Purchaser or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets.

                 7.6. Further Assurances. Execute and deliver promptly after request therefor by any Purchaser, all further instruments and documents and take all further action that may be necessary or desirable, or that any Purchaser may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of any Purchaser under, this Agreement and the other Loan Documents.

                 7.7. Use of Proceeds. The Company will use the net proceeds realized from the sale of the Notes and Warrants to prepay the Senior Indebtedness the amount of $4.5 million and for working capital and other general corporate purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any such margin stock or other securities.

                 7.8. Inspection. The Company will permit each holder of a Note or Warrant and any authorized representative of such holder to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their respective books of account and to discuss their business, affairs, finances and accounts with their officers, all at such reasonable times (during normal business hours and after notice to the Company) and as often as may be reasonably requested and, if there is no Event of Default or Potential Default continuing, at such holder's expense, otherwise at the Company's expense.

                 7.9. Office for Payment, Exchange and Registration. So long as any of the Notes or Warrants are outstanding, the Company will maintain an office or agency where Notes or Warrants may be presented for payment, exchange, exercise or registration of transfer as provided in this Agreement or in the Warrants. Such office or agency initially shall be the office of the Company set forth in Section 22 hereof, which place may from time to time be changed by notice to the holders of all Notes and Warrants then outstanding.

                 7.10. Notices. The Company will give notice to each holder of a Note or Warrant promptly after it learns (other than by notice from all of such holders) of the existence of any default under any Senior Indebtedness or any material default under any other evidence of Indebtedness or under any indenture, mortgage or other agreement relating to any evidence of Indebtedness in respect of which the Company or any Subsidiary is liable.

                 7.11. Fiscal Year. The fiscal year of the Company and its Subsidiaries for tax, accounting and any other purposes shall end on December 31 of each calendar year.

                 7.12. Payment of Dividends by Subsidiaries. The Company will cause its Subsidiaries to pay dividends or make other distributions or advances to the Company, to the extent of funds legally available therefor, in sufficient amounts and at sufficient times to enable the Company to have sufficient earnings and funds to pay on a timely basis all amounts due with respect to Senior Indebtedness and the Notes and any other amounts due under this Agreement or the other Loan Documents.

                 7.13. Transfer of Assets of Subsidiaries. The Company will cause its Subsidiaries to transfer to the Company on or prior to August 31, 1997, all of their assets except for assets necessary for such Subsidiaries to carry on their business as sales representatives of the Company, provided that the aggregate Fair Market Value of the assets retained by all of the Subsidiaries does not exceed $1 million.

                 7.14. Communication with Accountants. The Company (on behalf of itself and each of its Subsidiaries) hereby authorizes the Agent (on behalf of the Purchasers) to communicate directly with the independent certified public accountants for the Company or any Subsidiary and authorizes such accountants to disclose to the Agent any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary; provided, that the Company be informed of any such disclosures and participate in any conversations between such accountants and the Agent (and the Company agrees that it will not fail to cooperate in arranging or unreasonably delay any such conversations); and further provided that the Agent shall not incur charges from such accountants in exercise of such rights for more than ten (10) hours per calendar year without the

Company's prior written consent. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this
Section 7.14.

                 7.15. Environmental Matters. The Company agrees to indemnify, defend, protect and hold harmless Purchasers, their officers, directors, shareholders, employees, and agents from and against any and all liability, loss, damage, cost and expense, including, but not limited to, attorneys' and consultants fees and disbursements arising from any breach of representations and warranties set forth in Section 4.13 or covenants set forth in Section 7.2 herein, the Release or presence of Hazardous Materials on, under, about, adjacent to, from or at any properties or facilities currently or previously owned, operated or leased by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary, or at any off-site location to which Hazardous Materials generated by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary were sent for handling, treatment, storage, or disposal or any violation of any Environmental Law or Environmental Permit by the Company or any Subsidiary or any entity previously owned by the Company or any Subsidiary. The obligations of the Company under this Section shall survive the Closing indefinitely.

                 In the event the Company receives notice of violation of any Environmental Claim and does not take prompt action to do so, the Agent (on behalf of the Purchasers) shall have the right to designate such persons ("Environmental Auditors") as the Agent may select to visit, inspect and have access to any of the properties, facilities, products or wastes owned, leased or operated by the Company or any Subsidiary (including, without limitation, any location where records and documents created or maintained in connection with Environmental Laws may be located) for the purpose of investigating actual or potential Environmental Claims or any condition which could result in any liability, cost or expense to the Purchasers. Such investigation may include, among other things, above and below ground testing of air, soil, groundwater and surface water, for the presence of Hazardous Materials and such other tests as may be necessary or advisable in the opinion of the Agent or the Environmental Auditors. The Company and the Subsidiaries will supply to the Environmental Auditors such historical and operational information, including without limitation analytical records and results, correspondence with governmental authorities and environmental audits or reviews regarding properties, products and wastes of the Company and Subsidiaries (including such information respecting Environmental Cleanup Sites) as are within its possession, custody or control, or which are available to it, and will make available for meetings with the Environmental Auditors, appropriate employees of the Company or the Subsidiaries having knowledge of such matters.

                 7.16. Taxes. All payments to a holder of Notes or to a partner of a holder (or to a partner of such a partner) (any of the foregoing referred to herein as a "recipient") of principal of, and interest on, the Notes and all other amounts payable under this Agreement and any other Loan Document shall be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by the net income of such recipient (such non-excluded items being herein called "Taxes"). In the event that any withholding or deduction from any payment to be made hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                 (a) pay to the relevant authority the full amount required to be so withheld or deducted; and

                 (b) promptly forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority.

                  7.17. Delivery of Information for Rule 144A Transactions. If a holder of Notes proposes to transfer any such Notes pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Notes pursuant to such Rule 144A.

SECTION 8. NEGATIVE COVENANTS

                 The Company further covenants and agrees that it will not, and will not permit any Subsidiary to:

                  8.1. Minimum Net Worth. Permit its Consolidated Tangible Net Worth to be less than, on September 30, 1997, $9,500,000, and as of the end of each fiscal quarter of the Company beginning December 31, 1997 and thereafter, less than (i) $9,500,000, plus (ii) as of the date of determination, 50% of Aggregate Net Income.

                  8.2. Debt to Worth Ratio. Permit its ratio of Consolidated Liabilities to Consolidated Tangible Net Worth to exceed (i) 3.50 to 1.00 as of the end of each fiscal quarter of the Company and its Subsidiaries to and including June 30, 1998, and (ii) 3.25 to 1.00 on September 30, 1998, and as of the end of each fiscal quarter of the Company and its Subsidiaries thereafter.

                  8.3. Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Indebtedness from a Subsidiary to the Company, (ii) Indebtedness secured by Permitted Liens, (iii) Permitted Senior Indebtedness, (iv) deposit account guaranties of its Subsidiaries not in excess of $100,000 in the aggregate in Canada and L.100,000 in the aggregate in the United Kingdom, and (v) other Indebtedness if on the date of incurrence thereof and after giving effect thereto the Consolidated Coverage Ratio for the period of the most recent four consecutive fiscal quarters ended at least 45 days before the date of incurrence of such other Indebtedness, calculated as though such other Indebtedness had been incurred as of the first day of such four consecutive fiscal quarters, equals or exceeds
1.5 to 1.0.

                  8.4. Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

                  8.5. Merger and Acquisition. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock of any Person; provided that, so long as no Event of Default or Potential Default is continuing, a merger after which the Company is the surviving corporation and which does not cause a Potential Default or Event of Default shall be permitted if either the Company is the surviving corporation or, if not, the surviving corporation assumes all of the Company's obligations under the Loan Documents in a manner satisfactory to the Purchasers.

                  8.6. Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except
(i) liabilities arising from the endorsement of letters of credit, notes, drafts, instruments or documents for deposit or collection or similar transactions in the ordinary course of business, (ii) deposit account guaranties of the Subsidiaries not in excess of $100,000 in the aggregate in Canada and L.100,000 in the aggregate in the United Kingdom, and (iii) other Contingent Liabilities not in excess of $500,000 in the aggregate.

                  8.7. Restricted Payments. Make any Restricted Payment or Restricted Investment, except from Earnings Available for Dividends.

                  8.8. Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Property except for disposition of (i) inventory in the ordinary course of business, (ii) unusable, obsolete or uneconomic items or equipment the proceeds of which, in the ordinary course of the Company's business, are used to purchase new items or equipment of like function and comparable value to the replaced items or equipment when the same were new; provided, however, that such replacement items and equipment shall become subject to the Security Interests, or (iii) other Property disposed of on an arm's length basis in any twelve month period which did not account for more than 10% of the Company's Consolidated Net Income for the prior fiscal year.

                  8.9. Amendment of Charter and By-Laws. Amend, modify or waive any term or provision of its corporate charter or by-laws, unless required by law.

                  8.10. Issuance of Stock. Except for the Company's agreement to sell 150,000 shares of Common Stock to Maxco, Inc., issue or cause to be issued or sell any shares of capital stock or, except for the Warrants, any securities convertible into or exercisable for any shares of capital stock of the Company which will result in the occurrence of a Change of Control Event.

                  8.11. Subsidiaries, Joint Ventures, Management Contracts, Capital Structure Changes. (i) Create or invest in any direct or indirect Subsidiary or Joint Venture other than an additional investment not in excess of $100,000 in the Company's current Joint Venture in China and an additional investment not in excess of $250,000 in the Company's planned Joint Venture in Brazil; (ii) divest itself of any material assets by transferring them to any existing Affiliate or any future Subsidiary or Affiliate or by entering into a partnership, joint venture, similar arrangement; (iii) transfer any assets to the Subsidiaries; (iv) make any material change in its capital structure; or (v) enter into any management contract (not including an employment contract for the full-time employment of an officer or employee entered into in the regular course of the Company's business) granting or transferring to a third party management rights in the nature of control over any material portion of the Company's business.

                  8.12. Corporate Offices, Corporate Name, Corporate Records. Transfer its executive offices or change its corporate name or maintain records (including computer printouts and programs) with respect to the Collateral at any locations other than those at which the same are presently kept or maintained, except upon the Majority Noteholders' prior written consent and after the delivery to the Agent of financing statements in form satisfactory to the Noteholders.

                  8.13. Amendments to Agreements. Consent to any amendment to the Loan Agreement and any Loan Documents (as that term is defined in the Loan Agreement), except to the extent provided in the Subordination Agreement.

                  8.14. Private Placement Status. Neither the Company nor any agent nor any other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act (other than in accordance with a registration and qualification of Shares under Section 17 hereof).

                  8.15. Amendments to Other Agreements. Without the prior written consent of the Majority Noteholders, consent to or request any amendment, modification, supplement or waiver of any of the provisions of any agreement or instrument evidencing (A) the rights of stockholders' of the Company or (B) the terms of (including the purchase and sale of) any form of capital stock of the Company.

                  8.16. Sale and Leaseback. Enter into any agreement, directly or indirectly, to sell or transfer any Property used in its business and thereafter to lease back the same or similar property.

                  8.17. Nature of Business. Make any substantial change in the nature of its business from that engaged in on the Closing Date or engage in any other businesses other than those in which it is engaged on the Closing Date.

                  8.18. Transactions with Affiliates. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Company or such Subsidiary than could be obtained from persons who are not Affiliates.

SECTION 9. SUBORDINATION

                 Each holder of a Note, whether upon original issue or upon transfer or assignment thereof, by his acceptance thereof agrees that the Notes shall be subject to the provisions contained in the Subordination Agreement. The Subordination Agreement shall not apply to the right of a holder of Warrants to exercise Warrants using the principal amount of or accrued and unpaid interest on the Notes (or cash) in accordance with the terms of the Warrants.

SECTION 10. CONDITIONS TO PURCHASERS' OBLIGATIONS

                 The Purchasers' obligations to purchase a Note or Notes and a Warrant or Warrants hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchasers):

                 10.1. Accuracy of Representations and Warranties. The representations and warranties of the Company in this Agreement and in the Loan Documents or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

                 10.2. Compliance with Agreements; No Defaults. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement or the Loan Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date. On the Closing Date (after giving effect to the transactions contemplated hereby), there shall be no Event of Default or Potential Default.

                 10.3. Officers' Certificate. The Purchasers shall have received a certificate dated the Closing Date and signed by the President or any Vice President and by the Secretary or the Treasurer (or chief financial officer) of the Company, to the effect that the conditions of Sections 10.1 and
10.2 have been satisfied.

                 10.4. Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Loan Documents, and all documents incident thereto, shall be in form and substance satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

                 10.5. Legality; Governmental and Other Authorization. The purchase of and payment for the Notes and Warrants shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchasers and shall not subject the Purchasers to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by the Loan Documents shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchasers, upon their reasonable request setting forth what is required, factual certificates or other evidence, in form and substance satisfactory to the Purchasers and their counsel, to enable the Purchasers to establish compliance with this condition.

                 10.6. Time of Purchase. The Closing shall not occur later than July 31, 1997.

                 10.7. No Change in Law, etc. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress, and no investigation by any governmental authority or administrative body shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before, and no decision shall have been rendered by, any court, other governmental body or arbitrator, which, in any such case, in the Purchasers' reasonable judgment could adversely affect, restrain, prevent or change the transactions contemplated by this Agreement and the Loan Documents (including without limitation the issuance of the Notes and the Warrants hereunder or the issuance of Shares upon exercise of the Warrants) or materially and adversely affect the business, affairs, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                 10.8. Fees. The Company shall have paid (i) to the Purchasers a non-refundable fee in the amount of $70,000 and (ii) to Morgan, Lewis & Bockius LLP, counsel to the Purchasers, its fees and expenses in connection with this transaction.

                 10.9. Other Financings. The Purchasers shall have approved the terms of, and received copies of all documents relating to, the Senior Indebtedness.

                 10.10. Related Agreements. The Company shall have delivered to the Purchasers executed original copies of: each of the following:

                           General Security Agreement

                           Collateral Assignment

                           Mortgage for Property at 24755 Crestview,
                                        Farmington Hills, Michigan

                           Mortgage for property at 38700 Grand River Avenue,
                                        Farmington Hills, Michigan

                      Subordinated Subsidiary Guaranty of Medar Canada Ltd.

                      Subordinated Subsidiary Guaranty of Integral Vision Ltd.

                 10.11. Security Interests. All filings of UCC financing statements, all recordings of the Mortgage and all other filings and actions necessary to perfect the Security Interests as second, valid and perfected Liens in the Property covered thereby, subject only to Permitted Liens in effect on the date hereof, shall have been filed or taken and confirmation thereof shall have been received by the Agent. The Senior Lender shall have received the original of any certificates of title or other instruments necessary to be delivered into the Senior Lender's possession in order to perfect the Agent's security interest therein.

                 10.12. Searches. The results of tax lien, litigation, UCC, bankruptcy, and judgment searches with respect to the Company and its Subsidiaries shall be acceptable to the Purchasers.

                 10.13. Material Agreements. Review and approval by the Purchasers of all material agreements to which the Company is a party, including without limitation, all such documents in respect of the borrowing of money, all joint venture agreements, supply agreements or requirements contracts, royalty agreements, license agreements, employment/management incentive agreements, and product warranties.


                 10.14. Insurance. The Purchasers shall have received evidence satisfactory to it that the Company and the Subsidiaries have in effect such casualty, hazard, public liability, product liability and other insurance policies required by the Purchasers, written by insurers and in amounts and forms satisfactory to the Purchasers.

                 10.15. Opinion of the Company Counsel. The Purchasers shall have received an opinion of Warren Cameron Faust & Asciutto, P.C., counsel for the Company, dated the Closing Date and addressed to the Purchasers, in form and substance satisfactory to the Purchasers, to the effect set forth in Exhibit E hereto.

                 10.16. Other Documents and Opinions. The Purchasers shall have received such other certificates, documents and opinions, in form and substance satisfactory to the Purchasers and their counsel, relating to matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

SECTION 11. AMENDMENT AND WAIVER

                 11.1. Amendments and Waivers. This Agreement and any Loan Document may be amended (or any provision hereof or thereof waived) only with the written consent of (i) the Majority Noteholders, and (ii) the holder or holders of Warrants or Shares representing at least a majority of the sum of the Shares then outstanding and the Shares then obtainable upon the exercise of all Warrants then outstanding, if any; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Note, the rate or the time of payment of interest thereon, the principal amount thereof, the premium thereon, the currency in which the Notes are payable, the prepayment provisions of Section 6 hereof, the current exercise price of a Warrant or the registration rights under Section 17 hereof, without the consent of the holder of each Note, Warrant or Share so affected or
(ii) reduce the aforesaid percentage of Notes, or reduce the aforesaid percentage of Warrants or Shares, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Notes, or, as the case may be, the holders of all Warrants and Shares, then outstanding or (iii) exchange the definition of "Majority Noteholders" without the consent of the holders of all the Notes then outstanding or (iv) increase the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under Section 14 hereof, without the consent of the holders of all the Notes then outstanding.

                 11.2. Notice of Proposed Amendments and Waivers. The Company agrees that all holders of Notes, Warrants or Shares shall be notified by the Company in advance of any proposed amendment or waiver of any Loan Document, but failure to give such notice shall not in any way affect the validity of any such amendment or waiver. In addition, promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Notes, Warrants or Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment or waiver.

                 11.3. All Holders Bound by Amendments and Waivers. The Company and each holder of a Note, Warrant or Share then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 11, whether or not such Note, Warrant or Share shall have been marked to indicate such modification, but any Note, Warrant or Share issued thereafter shall bear a notation as to any such modification (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note, Warrant or Share, which shall be enforceable in accordance with its terms subject to any such modification).

SECTION 12. EXCHANGE OF NOTES AND WARRANTS; CANCELLATION OF
                   SURRENDERED NOTES

                 12.1. Exchange of Notes. Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Notes to the Company at its office provided under Section 7.9 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor new Notes, in such denomination or denominations as such holder may request (which must be in denominations of no less than $100,000 plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such Person or Persons or order as may be designated by such holder. Any such new Note shall bear any notation required by Section 11 hereof.

                 12.2. Exchange of Warrants. Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Warrants to the Company at its office provided under Section 7.9 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new Warrant certificate or certificates of like tenor, in such amount or amounts as such holder may request and calling in the aggregate on the face or faces thereof for the number of Shares which are called for on the face or faces of the Warrant certificate or certificates so surrendered, and in the name of such holder or as such holder may direct. Any such new Warrant certificate shall bear any notation required by Section 11 hereof.

                 12.3. Payment of Interest on Surrendered Notes. In the event that any Note is surrendered to the Company upon the exercise of all or a portion of any Warrant using the principal amount of, or accrued and unpaid interest on, the Notes in accordance with the terms of the Warrants, or upon a prepayment under Section 6 hereof, the Company shall pay all accrued and unpaid interest on such Note or such portion thereof and interest shall cease to accrue upon that portion of the principal amount of such Note used for such exercise or which was prepaid, and the right to receive, and any right or obligation to make, any prepayment on such portion of the principal amount pursuant to Section 6 hereof shall terminate all upon the date of such exercise or prepayment and upon presentation and surrender of such Note to the Company.

                 12.4. Surrender of Note in Exercise of Warrants. Upon the exercise in whole or in part of any Warrant using the principal amount of, or accrued and unpaid interest on, the Notes in accordance with the terms of the Warrants or upon any prepayment under Section 6 hereof, if only a portion of the principal amount of a Note is used in such exercise or prepayment, then such Note shall be surrendered to the Company and the Company shall simultaneously execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unused portion of such Note.

                 12.5. Cancellation of Surrendered Notes. All Notes or portions thereof which have been used to exercise all or a portion of a Warrant, or which have been prepaid under Section 6 hereof, shall be cancelled by the Company and no Notes shall be issued in lieu of the principal amount so used for such exercise or prepayment.

SECTION 13. REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS

                 13.1. Registration of Transfers. The Company shall keep a register in which provisions shall be made for the registration of the Notes and Warrants and the registration of transfers of the Notes and Warrants. The register shall be kept at the office of the Company provided under Section 7.9 hereof. Upon surrender for registration of transfer of any Note or Warrant at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes or Warrants, as the case may be, of a like aggregate principal amount of Notes or number of Shares. Each new Note issued upon transfer shall be in a principal amount of at least $100,000 and in integral multiples of $100,000 and dated the date or dates to which interest on the Notes or Warrants surrendered shall have been paid. Each new Warrant issued upon transfer shall be for at least 5% of the total number of Shares and dated the date of the original Warrant. All Notes or Warrants issued upon any registration of transfer of Notes or Warrants, as the case may be, shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement and the other Loan Documents, as the Notes or Warrants surrendered upon such registration of transfer. The Company shall make a notation on each new Note of the amount of all payments of principal previously made on the old Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note has been paid.

                 13.2. Replacement of Notes and Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender of such Note or Warrant (which surrendered Note or Warrant shall be cancelled by the Company), the Company will, without charge, issue a new Note or Warrant, as the case may be, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note or Warrant as if the lost, stolen, destroyed or mutilated Note or Warrant were then surrendered for exchange.

SECTION 14. DEFAULTS

                 14.1. Events of Default. Any of the following shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) the Company defaults in the payment (whether or not such payment is prohibited under Section 9 hereof or under the Subordination Agreement) of (A) any part of the principal of, or Prepayment Premium on, any Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (B) the interest on any Note, when the same shall become due and payable, and such default in the payment of interest shall have continued for five (5) days or (C) the Company fails to pay any other amount due hereunder or under any Loan Document and such default shall have continued for five (5) Business Days after notice thereof from the Agent; or

                           (ii)  Any representation or warranty made by
         Borrower in this Agreement or in any Loan Document or in any certificate, report, financial statement other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made.

                          (iii)  Any term, covenant or agreement contained in
         Section 8 shall be breached.

                           (iv) Any term, covenant or agreement contained in this Agreement or any other Loan Document (other than in Section 8 hereof or with regard to payments) shall be breached, and such breach shall remain unremedied for thirty (30) calendar days after receipt by the Company of written notice thereof.

                            (v) The Company or any Subsidiary shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under, any of its Indebtedness
         (other than Indebtedness under this Agreement), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $100,000; or the Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any Indebtedness in an aggregate outstanding principal amount in excess of $100,000, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, if the effect of such failure is to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date.

                           (vi) One or more judgments or orders for the payment of money in an aggregate amount of $250,000 or more shall be rendered against any of the Company or any Subsidiary, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect Company or any Subsidiary which causes or could cause a Material Adverse Effect or which does or could have an adverse effect on the legality, validity or enforceability of this Agreement or any other Loan Document and either (i) such judgment or order shall have remained unsatisfied and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; provided that no final judgment shall be included in the calculation under this subsection to the extent that the claim underlying such judgment is covered by insurance and defense of such claim has been tendered to and accepted by the insurer without reservation.

                          (vii) The occurrence of a Reportable Event that results in or could result in liability of the Company, any Subsidiary, or their ERISA Affiliates to the PBGC or to any Plan in excess of $50,000 and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof, or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company or its ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Subsidiary, or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Subsidiary, or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan in excess of $50,000; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any Subsidiary, or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any Subsidiary, any of their ERISA Affiliates, any Plan of the Company, any Subsidiary, or their ERISA Affiliates or any fiduciary of any such Plan in excess of $50,000; or failure by the Company, any Subsidiary, or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Subsidiary, or any of their ERISA Affiliates to the PBGC or any Plan in excess of $50,000; or the withdrawal of the Company, any Subsidiary, or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or the Company, any Subsidiary, or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Purchasers.

                         (viii) The Company or any Subsidiary shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered); or shall generally not pay its debts as they become due; or shall admit in writing its inability to pay its debts generally; or shall make a general assignment for the benefit of creditors; or shall institute, or there shall be instituted against the Company or any Subsidiary, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or any Subsidiary and is being contested by the Company or such Subsidiary, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection.

                           (ix) The Company shall cease to own 100% of each class of the outstanding voting stock of each of the Subsidiaries.

                            (x)  This Agreement or any of the other Loan
         Documents shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Company, a Subsidiary, or any stockholder of the Company, or the Company or any Subsidiary shall deny that it has any further liability or obligation thereunder or hereunder, as the case may be.

                 14.2. Acceleration of Notes. If an Event of Default occurs, then and in each such event the Majority Noteholders may at any time (unless all such Events of Default shall theretofore have been waived or remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable in full. Upon any such declaration or upon the occurrence of an Event of Default pursuant to clause (viii) of Section 14.1 hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with interest accrued thereon, plus an amount equal to the Prepayment Premium, if any, without presentment, demand, protest or notice, all of which are hereby waived. However, if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears (without giving effect to any such acceleration) of principal and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and, to the extent legally enforceable, on any overdue interest) shall be paid by or for the account of the Company, then the Majority Noteholders, by written notice or notices to the Company, may rescind or annul such declaration. If any holder of a Note shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed default.

SECTION 15. REMEDIES

                 15.1. Enforcement of Rights; Exercise of Remedies. In case any one or more Events of Default shall occur and be continuing, the holder of a Note or Warrant then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or for any other remedy (including, without limitation, damages). In addition, the Agent may:

                           (i) without notice to or demand upon the Company, make such payments and do such acts as the Agent considers necessary or reasonable to protect its security interest in the Collateral. The Company agrees to assemble the Collateral if the Agent so requires, and to make the Collateral available to the Agent as the Agent may designate. The Company authorizes the Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in the Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Company's owned premises, the Company hereby grants the Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of the Agent's rights or remedies provided herein, at law, in equity, or otherwise;

                          (ii)  ship, reclaim, recover, store, finish,
         maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. The Agent is hereby granted a license or other right to use, without charge, the Company's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, and the goodwill associated with any of the foregoing, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and the Company's rights under all licenses and all franchise agreements shall inure to the Agent's benefit;

                         (iii) assume any and all of the obligations of the Company under any of the Contracts (as defined in the General Security Agreement) and to perform any and all acts that the Company is required or entitled to perform thereunder, including, without limitation, enforcement of the Company's rights pursuant to the terms thereof;

                          (iv) sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Company's premises) as the Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (v)  give notice of the disposition of the
         Collateral as follows:

                                     (A)  the Agent shall give the Company and
                           each holder of a security interest in the Collateral who has filed with the Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                     (B)  the notice shall be personally
                           delivered or mailed, postage prepaid, to the Company as provided in Section 22, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than the Company claiming an interest in the Collateral shall be sent to such addresses as they have furnished to the Agent;

                                     (C)  if the sale is to be a public sale,
                           the Agent also shall give notice of the time and place by publishing a notice one time at least ten
                           (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                          (vi)  the Agent or any Purchaser may bid and
         purchase at any public or private sale and can offset the Company's Obligations against the purchase price; and

                         (vii) any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Company. Any excess will be returned, without interest and subject to the rights of third parties, by the Agent to the Company.

                 15.2. Payment of Expenses of Enforcement and Collection. In case of a default in the payment of any principal of or interest on any Note, or default in the payment of amounts owing under this Agreement or any Loan Document, or default in the observance of any other agreement or covenant of the Company contained in this Agreement or any Loan Document, the Company will pay to the holder thereof or party thereto, in addition to any interest or premium otherwise required, such further amount as shall be sufficient to cover any and all costs and expenses of enforcement and collection, including, without limitation, reasonable attorneys' fees and expenses.

                 15.3. Delay Not a Waiver. No course of dealing and no delay on the part of the Agent, any holder of any Note or Warrant or any party to this Agreement or any Loan Document in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's or party's rights. No right or remedy conferred hereby or by any Loan Document shall be exclusive of any other right or remedy referred to herein or therein or available at law, in equity, by statute or otherwise. To the extent permitted under any applicable law, each of the Company and each Subsidiary hereby irrevocably waives and relinquishes the benefit of any valuation, stay, appraisal, extension or redemption laws, whether such laws presently exist or may exist in the future, which laws might, but for this Section 15(c), be applicable to any sale of any or all of the assets of the Company or any Subsidiary (including without limitation the Collateral) made pursuant to any judgment, order or decree of any court, or otherwise based on any claim relating to or arising out of this Agreement or of any of the Loan Documents.

                 15.4. Specific Enforcement. The Purchasers shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Agreement and any

Loan Document specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Agreement or any Loan Document will cause irreparable injury to the Purchasers and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Purchasers from pursuing any other remedies available to the Purchasers for such breach or threatened breach, including, without limitation, the recovery of damages from the Company.

                 15.5. Certain Waivers. Except as may be otherwise specifically provided herein or in any other agreement between the Purchasers and the Company which may be applicable, the Company waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to (i) any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement, any other Loan Document or by applicable law, and (ii) of the time, place or terms of sale in connection with the exercise of the Agent's rights hereunder. The Company also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Agent of Property subject to the Agent's Lien. The Company also waives any damages (direct, indirect, consequential or otherwise) occasioned by the enforcement of the Agent's rights under this Agreement including the taking of possession of any Collateral or the giving of notice to any account debtor, all to the extent that such waiver is permitted by law. The Company also consents that the Agent may enter upon any premises owned by or leased to the Company without obligation to pay rent or other compensation or for use and occupancy, through self help, without judicial process and without having first given notice to the Company or obtained an order of any court. These waivers and all other waivers provided for in this Agreement, the other Loan Documents and any other agreements or instruments executed in connection herewith have been negotiated by the parties and the Company acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

SECTION 16. RESTRICTIONS ON TRANSFER

                 Each holder of a Note or Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Notes, Warrants or Shares unless such Notes, Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Note or Warrant to a transferee thereof which (x) is not a holder of a Note or Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption and (y) is a holder of a Note or Warrant, the transferor must represent to the Company in writing that the transfer is so exempt.

SECTION 17. REGISTRATION RIGHTS

         17.1.  Registration at the Request of Holders.

                 (a) The Company agrees that upon receipt by the Company of a Registration Demand satisfying the conditions under Section 17.1(b) hereof, the Company will (i) promptly at least sixty (60) days prior to the filing date) give written notice of the proposed registration to each holder of Warrants or Shares, and (ii) with reasonable promptness, and in any case not later than ninety (90) days after receipt by the Company of the Registration Demand, file a registration statement with the Commission relating to the Shares as to which registration is requested in the Registration Demand. The Company shall use its best efforts to make such registration statement become effective promptly and to qualify the same under the securities laws of such states as may be requested; provided, however, that with respect to compliance with state securities laws, the Company shall not be obligated to qualify as a foreign corporation or to execute or file any general consent to service of process under the laws of any such state where it is not so subject. The Company shall also include under such registration statement (and in such state qualifications) any Shares requested to be so included by any other holder of Warrants or Shares by written notice delivered to the Company within thirty
(30) days of receipt of the notice provided for in clause (i) above. The Company shall have the right to determine whether any such registration shall be underwritten.

                 (b) A "Registration Demand" means a written notice from one or more holders of Warrants or Shares stating that such holder or holders desire to sell some or all of their Shares under circumstances requiring registration under the Securities Act and requesting that the Company effect registration with respect to some or all of the Shares held, or to be held after exercise of the Warrants, by such holder or holders; provided that such holder or holders giving such notice hold Shares, including any Shares then outstanding and any Shares then obtainable upon exercise of Warrants then outstanding, representing not less than a majority of the sum of (i) the number of Shares then obtainable upon the exercise of all Warrants then outstanding and (ii) the number of Shares then outstanding from previous exercises of Warrants. The Company is obligated to effect registration and qualification pursuant to this Section 17.1 no more than twice.

                 (c) Notwithstanding the provisions of Section 17.1(a), the Company may delay filing a registration statement for a period of time not to exceed sixty (60) days, and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. The Company may exercise its rights under this Section 17.1(c) no more than twice per calendar year, and it may not exercise such rights for successive sixty-day periods without the prior written consent of the Agent.

                 (d) If the holder or holders who gave the Registration Demand under this Section 17.1 inform the Company by written notice that they are withdrawing their Registration Demand and pay all of the Company's out-of-pocket expenses with respect to such registration and qualification incurred to the date of the notice under this Section 17.1(c), then the registration statement need not be filed and the whole effort will not count as a registration and qualification (or an exercise of rights) under this Section 17.1.

                 17.2. Piggyback Rights. If the Company shall at any time propose to file a registration statement under the Securities Act for any sales of shares of the Company's Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Company's Common Stock) on behalf of the Company or otherwise, the Company shall give written notice of such registration no later than 60 days before its filing with the Commission to all holders of Warrants or Shares; provided that registrations relating solely to securities to be issued by the Company in connection with any employee stock option or employee stock purchase or savings plan on Form S-8 (or successor forms) under the Securities Act shall not be subject to this Section 17.2. If holders of Warrants or Shares so request within thirty (30) days of receipt of such notice, the Company shall include in any such registration the Shares held or to be held after exercise of Warrants by such holders and requested to be included in such registration.

                 17.3.  Expenses.  Subject to the limitations contained in this
Section 17.3 and except as otherwise specifically provided in this Section 17, the entire costs and expenses of any registration and qualification pursuant to
Section 17.1 or 17.2 hereof shall be borne by the Company. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the reasonable fees and expenses of one counsel to the holders of Warrants or Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters (if any), dealers and other purchasers of the Shares and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Shares under the securities laws of various jurisdictions. The Company shall not, however, pay underwriting fees or commissions to the extent related to the sale of Shares sold in any registration and qualification.

                 17.4.  Procedures.

                 (a) In the case of each registration or qualification pursuant to Section 17.1 or 17.2, the Company will keep all holders of Warrants or Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings.

                 (b) At the Company's expense, the Company will keep each registration and qualification under this Section 17 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred twenty (120) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable state securities laws to permit such sale or distribution, all as requested by such holder or holders, provided, that such 120-day period shall be extended by the number of days (i) that a stop order or similar proceeding is in effect which prohibits the distribution of the Shares registered pursuant to this Section 17 and (ii) from and including the date that each holder on whose behalf Shares have been registered pursuant to this
Section 17 shall have received a notice delivered pursuant to paragraph (c) below until the date on which such holders shall have received a reasonable number of copies of a supplement to or an amendment of the prospectus so that the prospectus thereafter shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; in light of the circumstances then existing.

                 (c) The Company will immediately notify each holder on whose behalf Shares have been registered pursuant to this Section 17 at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                 (d) If any registration under this Section 17 is in connection with an underwritten offering, the Company will furnish to each holder on whose behalf Shares have been registered pursuant to this Section 17 a signed counterpart, addressed to such holder, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement, and
(ii) a so-called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, and such opinion of counsel and accountants' letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

                 (e) Without limiting any other provision hereof, in connection with any registration of Shares under this Section 17, the Company will comply with the Securities Act, the Securities Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                 (f)  In connection with any registration of Shares under this
Section 17, the Company will provide a transfer agent and registrar for the Shares not later than the effective date of such registration statement.

                 (g) In connection with any underwritten registration of Shares under this Section 17, the Company will, if requested by the underwriters for any Shares included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The holders on whose behalf Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Warrants or Shares and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders of Warrants or Shares. The Company shall cooperate with such holders of Warrants or Shares in order to limit any representations or warranties to, or agreements with, the Company or such underwriters to be made by such holders only to those representations, warranties or agreements regarding such holder, such holder's Shares and such holder's intended method of distribution and any other representation required by law. Such underwriting agreement shall comply with Section 17.5 hereof.

                 (h) If the Company at any time proposes to register any of its securities under the Securities Act, other than pursuant to a request made under Section 17.1 hereof, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will use its best efforts, if requested by any holder of Warrants or Shares who requests registration of Shares in connection therewith pursuant to Section 17.2 hereof, to arrange for such underwriters to include such Shares among the securities to be distributed by or through such underwriters.

                 (i) Upon request by any holder of Warrants or Shares who has requested such registration, the Company will give such holder and their underwriters, if any, and their respective counsel and accountants, (i) such information regarding the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, as such holder may specify, and (ii) opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Section 17 shall be subject to review and reasonable approval by the holders registering Shares in such registration and by their counsel.

                 (j) The Company will cause all of the Shares registered pursuant to this Section 17 to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if there shall then be no such listing, to be accepted for quotation as a National Market Security on The NASDAQ Stock Market.

                 17.5. Provision of Documents. The Company will, at the expense of the Company, furnish to each holder of Warrants or Shares with respect to which registration has been effected, such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in Section 17.1 or 17.2 as such holder from time to time may reasonably request.

                 17.6. Indemnification. The Company will indemnify and hold harmless, to the extent permitted by law, each holder of Warrants or Shares and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act or the Exchange Act and each of their respective directors, officers, general partners and members against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in
(A) any registration statement under which such Shares were registered under the Securities Act pursuant to Section 17.1 or 17.2 hereof (including all documents incorporated therein by reference), any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or (B) any other document incident to the registration of the Shares under the Securities Act or the qualification of the Shares under any state securities laws, or (ii) the omission or alleged omission to state in any item referred to in the preceding clause (i) a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by such holder or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act and each of their respective directors, officers, general partners and members). The Company will enter into an underwriting agreement and other agreements with the underwriter or underwriters for any offering registered under the Securities Act pursuant to
Section 17.1 or 17.2 hereof and with the holders of Securities selling Shares pursuant to such offering, and such underwriting agreement and other agreements shall contain customary provisions with respect to indemnification and contribution which shall, at a minimum, provide the indemnification set forth above.

                 17.7.  Periodic Payments.

                 The indemnification provided for in Section 17.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, upon the presentation by the indemnified party to the indemnifying party of a statement showing the amount of expense, loss, damage or liability for which payment is then requested.

                 17.8.  Indemnification Procedure.

                 Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 17.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 17.6 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                 17.9.  Contribution.

                 If the indemnification provided for in Section 17.6 is unavailable (for any reason other than a determination of its inapplicability by a court of competent jurisdiction) to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in
Section 17.6 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, including without limitation the relative benefits received by each party from the offering of the securities covered by such registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 17.9 were to be determined by pro rata or per capita allocation (even if the underwriters, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 17.9. The Company and each holder of Warrants or Shares agrees with each other and any underwriters of the Shares, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount and
(ii) that the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 17.10. Certain Limitations in Connection with Future Grants of Registration Rights.

                 (a) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of demand registration rights unless such agreement includes provisions to the effect that (i) the Company will give the holders of Warrants and Shares notice at least thirty (30) days prior to the filing of a registration statement pursuant to the exercise of such rights and (ii) notwithstanding Section 17.2 hereof, if a holder of Warrants or Shares requests inclusion of Shares (whether such Shares are held directly or through the right to obtain such Shares upon the conversion of Warrants held by such holder) and requests priority for such Shares in such registration statement within thirty (30) days after receipt of such notice, then such holder's Shares requested to be so included will be given priority over the securities sought to be registered by the holders of such demand registration rights if marketing factors require a limitation on the number of securities to be included in such registration statement (and such registration shall be deemed a demand registration for such holder under
Section 17.1 hereof),
provided that the holder or holders giving the notice referred to in clause
(ii) above are entitled to exercise a demand registration hereunder. If such holder or holders elect to include their Shares in such registration statement and request and are given such priority, then such election shall reduce by one the number of demand registrations to which such holder or holders are entitled under Section 17.1 hereof. If a holder of Warrants or Shares requests inclusion of its Shares (whether such Shares are held directly or through the right to obtain such Shares upon conversion of Warrants held by such holder), but does not request such priority for such Shares in such registration, then such Shares shall be included in such registration statement in the manner described in Section 17.2 hereof.

                 (b) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of incidental or "piggyback" registration rights unless such agreement includes provisions to the effect that, in the case of a registered underwritten public offering of the Company's Common Stock to which Section 17.1 or Section 17.2 hereof applies, such agreement gives the following priority to holders of Warrants or Shares if marketing factors require a limitation on the number of shares of Common Stock to be included in such offering:

                 (i) holders of Warrants or Shares shall have the right to include in each registration to which Section 17.1 hereof applies, all Shares they desire to include whether or not the Company or any other holder of the Company's securities has requested or is planning a registration of securities; and

                (ii) the holders of Warrants or Shares and other holders of securities of the Company having piggyback registration rights shall have an equal right to include further securities in such registration (beyond the amount to be included on behalf of the Company) in proportion to their relative holdings of shares of Common Stock of the Company (whether held directly or obtainable upon conversion or the exercise of warrants or other rights).

SECTION 18. EXPENSES; INDEMNIFICATION

                 18.1. Expenses. Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the costs and expenses of the preparation of this Agreement and the Loan Documents, the issuance of the Notes, Warrants and Shares and the furnishing of all opinions by counsel for the Company, (ii) the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP in connection this Agreement and with the Loan Documents and the transactions contemplated hereby and thereby (whether or not a Closing occurs hereunder, and if a Closing occurs hereunder the Company will make such payment on the Closing Date), (iii) the Purchasers' due diligence out-of-pocket expenses and consultant fees and expenses, (iv) the fees and disbursements of counsel to the holders of Notes and Warrants in connection with any amendments to or modifications or waivers of any provisions of the Loan Documents or in connection with any other agreements between such holders and the Company and (v) the fees and expenses of any investment banker, broker or finder involved with this Agreement and the Loan Documents or any of the transactions contemplated hereby or thereby. The obligations of the Company under this
Section 18 shall survive the Closing, the payment or cancellation of the Notes and the exercise of the Warrants and any termination of this Agreement or any Loan Documents.

                 18.2. Taxes. The Company agrees to pay, or cause to be paid, all documentary, stamp and other similar taxes levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance and sale of the Notes and the Warrants, the issuance of the Shares upon exercise of the Warrants, the execution and delivery of this Agreement and any other Loan Document or other documents or instruments contemplated hereby or thereby and any modification of any of the Loan Documents or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes.

                 18.3. Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, the Company hereby agrees to indemnify and hold each Purchaser and each holder of a Note or Warrant or Share harmless (including any of such Purchaser's or holder's affiliated companies) and any of such Purchaser's or holder's directors, officers, employees, or agents and any person controlling (within the meaning of Section 20(a) of the Securities Exchange Act) such Purchaser or holder or any of its affiliated companies (collectively, the "Indemnified Persons") from and against any and all losses, claims, damages, liabilities, securities law penalties, and expenses whatsoever (including, but not limited to, any and all reasonable fees and expenses whatsoever incurred by an Indemnified Person and its attorneys in investigating, preparing for, defending against, acting as a witness, providing evidence, producing documents, or taking any other action in respect of any litigation or proceeding, commenced or threatened, or any claim whatsoever), (collectively, the "Losses") arising out of or in connection with this Agreement or any Loan Document, other than to the extent Losses result from the gross negligence or wilful misconduct of the Indemnified Person. The foregoing indemnity shall be in addition to any other rights which the Indemnified Persons may have against the Company otherwise than under this paragraph. If a court shall hold for any reason that the preceding indemnification is unavailable to any Indemnified Person as to any matter for which it would be available if enforceable in accordance with its terms, the Company on the one hand and the Indemnified Person on the other agree to contribute to such loss in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company on the one hand and of the Indemnified Person on the other in connection with the statements, actions, or omissions which results in such Loss, as well as any other relevant equitable considerations.

                 18.4. Indemnification Procedures. If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification pursuant hereto and of which such Indemnified Party knew or reasonably should have known; provided, however, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent that the amount owed by the Company has been increased by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Person within 20 Business Days after receipt of written notice from such Indemnified Person of such claim or proceeding, to assume, at its expense, the defense of any such claim or proceeding; provided, however, that an Indemnified Person shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (1) the Company agrees to pay such fees and expenses; or (2) the Company fails promptly to assume, or to diligently pursue, the defense of such claim or proceeding; or (3) the named parties to any such claim or proceeding (including any impleaded parties) include both such Indemnified Person and one or more of the Company or an Affiliate of the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more material defenses available to such Indemnified Person which are different from or additional to those available to the Company or such Affiliate; or (4) an Event of Default is continuing; or (5) the claim or proceeding seeks to impose criminal penalties against the Indemnified Person (in which case if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof, it being understood, however, that the Company shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Person). Whether or not such defense is assumed by the Company, such Indemnified Person will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).

SECTION 19. DIRECT PAYMENTS

                 As long as the Purchaser or any payee named in the Notes delivered to the Purchaser on the Closing Date, or any institutional holder which is a direct or indirect transferee from the Purchaser or such payee, shall be the holder of any Note, the Company will make payments (whether at maturity, upon mandatory or optional prepayment, upon repurchase or otherwise) of principal, interest and premium, if any, (i) by check payable to the order of the holder of any such Note duly mailed or delivered to such address as the Purchaser or such other holder may designate in writing or (ii) if requested by the Purchaser or such other holder, by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. IF THE PURCHASER HAS PROVIDED AN ADDRESS ON EXHIBIT A HERETO FOR PAYMENTS BY WIRE TRANSFER, THEN THE PURCHASER SHALL BE DEEMED TO HAVE REQUESTED WIRE TRANSFER PAYMENTS UNDER THE PRECEDING CLAUSE (ii). All such payments shall be made in federal or other immediately available funds and shall arrive by 2:00 p.m. local time at the place of payment on the day when due.

SECTION 20. SECURITY INTEREST AND MORTGAGES

         The Company shall grant to the Agent for the benefit of the Purchasers a security interest in the Collateral pursuant to the General Security Agreement, the Collateral Assignment and the Mortgage.

SECTION 21.  THE AGENT

                 21.1. Appointment. Each Purchaser hereby irrevocably designates and appoints the Agent as the agent of such Purchaser under this Agreement and the Loan Documents, and each such Purchaser irrevocably authorizes the Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto.

                 21.2. Application of Proceeds of the Collateral. All Collateral shall be held or administered by the Agent for the ratable benefit of the Purchasers. Any proceeds received by the Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Loan Documents shall be applied, first, to the cost of any such foreclosure, sale, lease or other disposition and, second, to the payment in full of the remaining Company's Obligations pro rata in proportion to the amount of the Company's Obligations owed to each Person.

                 21.3. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys- in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

                 21.4. Reliance by Agent. The Agent may deem and treat the registered owner of any Note as the owner thereof for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Noteholders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or any Loan Document in accordance with a request of the Majority Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

                 21.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from the Company referring to this Agreement, describing such Potential

Default or Event of Default and stating that such notice is a "notice of default". The Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable and in the best interests of the Purchasers.

                 21.6. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Purchaser" and "Purchasers" shall include the Agent in its individual capacity.

                 21.7. Successor Agent. The Agent may resign as Agent upon 20 days' notice to the Purchasers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Purchasers on whose behalf such Agent is acting shall appoint a successor agent for the Purchasers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Loan Document or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 21 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. The Agent shall use its best efforts to notify the Company of any such resignation; provided, however, neither the Agent nor the Purchasers shall be held liable in any respect for the failure to provide such notice; and further provided, however, that until the Company receives notice of the Agent's resignation and of the appointment of a successor agent, the Company shall be entitled to rely upon the Agent as the Agent hereunder.

SECTION 22. NOTICES

                 Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder or under the Loan Documents shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid or shall be sent by overnight mail or courier (postage and delivery charges prepaid), to the following addresses:

                 (a) if to the Purchaser, at the Purchaser's address as set forth in Exhibit A hereto, or at such other address as may have been furnished to the Company by the Purchaser in writing; or

                 (b) if to any other holder of a Note or Warrant, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

                 (c) if to the Company, at 38700 Grand River Avenue, Farmington Hills, MI 48335-1563, Attention: Richard Current, telephone:
248-471-2660, telecopy: 248-615-2971 or at such other address as may have been furnished in writing by the Company to the Agent, the Purchasers and the other holders of Notes or Warrants; or

                 (d) if to the Agent, at One Hospital Trust Tower, 15th Floor, Suite 1515, Providence, RI 02903, Attention: John D. Lemery, telephone:
401-453-3706, telecopy: 401-453-3704 or at such other address as may have been furnished in writing by the Agent to the Company, the Purchasers and the other holders of Notes or Warrants.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

SECTION 23. MISCELLANEOUS

                 23.1. Entire Agreement. This Agreement and the Loan Documents, together with any further agreements entered into by the Purchaser and the Company at the Closing, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

                 23.2. Survival. All agreements, representations and warranties contained herein in any Loan Document or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of this Agreement and of such Loan Documents, the closings hereunder and thereunder, any investigation at any time made by the Purchasers or on their behalf or by any other Person, the issuance, sale and delivery of the Notes and the Warrants, any disposition thereof, any payment or cancellation of the Notes, and any exercise of the Warrants; provided, that Sections 7 and 8 shall terminate upon the payment in full of all outstanding Notes. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

                 23.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                 23.4. Headings. The headings and captions in this Agreement and the table of contents are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                 23.5.  Binding Effect and Assignment.

                 (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

                 (b) The Company may not assign any of its obligations, duties or rights under any of the Loan Documents, except pursuant to Section 8.4 hereof or with the Majority Noteholders' consent.

                 (c) In addition to any assignment by operation of law, a Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement and any of the Loan Documents to any transferee of any or all of its Notes, Warrants or Shares, subject to the terms of Section 16 hereof, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Notes, Warrants or Shares held by the Purchaser.

                 23.6. Severability. Any provision of this Agreement or of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                 23.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                 23.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION OF THE PURCHASERS OR ANY OTHER HOLDER OF NOTES, ALL ACTIONS OR PROCEEDINGS RELATING TO THE LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LOAN DOCUMENTS. THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL AT THE ADDRESS OF THE COMPANY PROVIDED IN
SECTION 22 HEREOF SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS IN ANY SUCH PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE

RIGHT OF THE PURCHASER OR ANY OTHER HOLDER OF NOTES TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

                 23.9. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) ANY LOAN DOCUMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.





                            [SIGNATURE PAGES FOLLOW]

                 IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be executed as of the date first above written.


                                     MEDAR, INC.



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:



                                     State Street Bank and Trust Company, as
                                     Trustee for
                                     THE TEXTRON MASTER TRUST



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     OHIO NATIONAL FUND, INC./SOCIAL
                                     AWARENESS PORTFOLIO



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     OHIO NATIONAL FUND, INC./EQUITY
                                     PORTFOLIO



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     OHIO NATIONAL FUND, INC./OMNI
                                     PORTFOLIO



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     MAXCO, INC.



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     INDUSTRIAL BOXBOARD CORPORATION
                                     PROFIT-SHARING PLAN AND TRUST
                                     (July 1, 1989 Restatement)



                                     By:
                                        ---------------------------------
                                        P. Robert Klonoff, as agent for
                                        John N. Hunter and J.A. Hunter,
                                        Trustees


                                     ROBERT W. FULK IRA ROLLOVER,
                                     LaSalle National Bank as custodian



                                     By:
                                        ---------------------------------
                                        Robert W. Fulk

                                     DORRANCE STREET CAPITAL
                                     ADVISORS, L.L.C., as Agent



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                  SCHEDULE 4.5

                                   LITIGATION




         Although the Company has pending litigation, the Company is of the opinion that in each case there is adequate insurance coverage such that none of the pending litigation will have a Material Adverse Effect on the Company.

                                  SCHEDULE 4.6

                              FINANCIAL STATEMENTS




Financial statements and other financial information contained in Medar, Inc.'s Form 10-K for its fiscal year ended December 31, 1995 and its annual report for its fiscal year ended December 31, 1996.

Unaudited balance sheet of Medar, Inc. dated March 31, 1997 and its related statements of income and cash flow for the three months ended March 31, 1997.

                                 SCHEDULE 4.18

                             DIRECTORS AND OFFICERS




Medar, Inc. Board Members as of:  7-15-97
         Charles J. Drake
         Max A. Coon
         Richard R. Current
         Stephan Sharf
         Vincent Shunsky
         William B. Wallace
         Stephen R. Zynda


Medar, Inc. Executive Officers as of:  7-15-97
         President: Charles J. Drake
         Executive Vice President of Finance and Operations: Richard R. Current Vice President and Chief Operating Officer of Welding Products
         Division: Mark R. Doede
         Vice President of Marketing, Welding Products: Lyle D. Harbin
         Vice President of Marketing, Vision Products: Arthur D. Harmala
         Secretary: Max A. Coon
         Treasurer: Vincent Shunsky

                                                                       EXHIBIT A


         PURCHASERS


                                                                                             Number of
                                                                                           Shares, Subject
                                                                       Principal           to Adjustment,
                                                                       Amount of              Initially
                                                                       Notes to              Covered by
 Name and Address of Purchaser                                       be Purchased             Warrants
 -----------------------------                                       ------------             --------
 1.       State Street Bank and Trust Company as Trustee for          $5,000,000               1,000,000
          the Textron Master Trust

          (a)  address for communications:

                  State Street Bank and Trust Company as
                  Trustee for the Textron  Master Trust
                  One Enterprise Drive
                  Master Trust -W6C
                  North Quincy, MA 02171
                  Attention: Thomas C. Poppey

                  With a copy to:

                  Dorrance Street Capital
                  Advisors, L.L.C.
                  Attn:  John D. Lemery
                  One Hospital Trust Tower
                  Suite 1515
                  Providence, R.I.  02903
                  Telephone:  (401) 453-3706
                  Facsimile:   (401) 453-3704

          (b)     address for payments, by wire transfer:

                  State Street Bank and Trust Company
                  ABA No. 011000028
                  Account Name:  Textron/TX8A
                  Account Number:  67613075
                  Attention:  Thomas C. Poppey

                  (providing sufficient information with such wire transfer to identify the source and application of such funds)

          (c)     Tax Identification Number:
                  04-3283284

                                                                                             Number of
                                                                                           Shares, Subject
                                                                       Principal           to Adjustment,
                                                                       Amount of              Initially
                                                                       Notes to              Covered by
 Name and Address of Purchaser                                       be Purchased             Warrants
 -----------------------------                                       ------------             --------
 2.       Ohio National Fund, Inc.                                    $25,000                  5,000
          Social Awareness Portfolio

          (a)     address for communications:

                  Ohio National Fund, Inc.
                  Social Awareness Portfolio
                  c/o Ohio National Financial Services
                  One Financial Way
                  Cincinnati, Ohio  45242
                  Attn:  Stephen Williams
                  Telephone: (513) 794-6444
                  Facsimile:  (513) 794-4506

          (b)     address for payments, by wire transfer

                  Star Bank, N.A., Cincinnati
                  ABA No. 0420-0001-3
                  Account Name: Ohio National Master Account
                  FFC: Ohio National Fund, Inc.
                           Social Awareness Portfolio
                  Account Number: 485812853
                  Attention: Angie Lewis

                  (providing sufficient information with such wire transfer to identify the source and application of such funds)

          (c)     Tax identification Number:
                  31-1480019

                                                                                             Number of
                                                                                           Shares, Subject
                                                                       Principal           to Adjustment,
                                                                       Amount of              Initially
                                                                       Notes to              Covered by
 Name and Address of Purchaser                                       be Purchased             Warrants
 -----------------------------                                       ------------             --------
 3.       Ohio National Fund, Inc.                                    $475,000                 95,000
          Equity Portfolio

          (a)     address for communications:

                  Ohio National Fund, Inc.
                  Equity Portfolio
                  c/o Ohio National Financial Services
                  One Financial Way
                  Cincinnati, Ohio  45242
                  Attn:  Stephen Williams
                  Telephone:  (513) 794-6444
                  Facsimile:   (513) 794-4506

          (b)     address for payments, by wire transfer

                  Star Bank, N.A., Cincinnati
                  ABA No. 0420-0001-3
                  Account Name: Ohio National Master Account
                  FFC: Ohio National Fund, Inc.
                                  Equity Portfolio
                  Account Number:  485812853
                  Attention: Angie Lewis

                  (providing sufficient information with such wire transfer to identify the source and application of such funds)

          (c)     Tax Identification Number:
                  31-1248842

                                                                                             Number of
                                                                                           Shares, Subject
                                                                       Principal           to Adjustment,
                                                                       Amount of              Initially
                                                                       Notes to              Covered by
 Name and Address of Purchaser                                       be Purchased             Warrants
 -----------------------------                                       ------------             --------
 4.       Ohio National Fund, Inc.                                    $400,000                 80,000
          Omni Portfolio

          (a)     address for communications:

                  Ohio National Fund, Inc.
                  Omni Portfolio
                  c/o Ohio National Financial Services
                  One Financial Way
                  Cincinnati, Ohio  45242
                  Attn:  Stephen Williams
                  Telephone: (513) 794-6444
                  Facsimile:  (513) 794-4506

          (b)     address for payments, by wire transfer

                  Star Bank, N.A., Cincinnati
                  ABA No. 0420-0001-3
                  Account Name: Ohio National Master Account
                  FFC: Ohio National Fund, Inc.
                           Omni Portfolio
                  Account Number: 485812853
                  Attention: Angie Lewis

                  (providing sufficient information with such wire transfer to identify the source and application of such funds)

          (c)     Tax Identification Number:
                  31-1248845

                                                                                             Number of
                                                                                           Shares, Subject
                                                                       Principal           to Adjustment,
                                                                       Amount of              Initially
                                                                       Notes to              Covered by
 Name and Address of Purchaser                                       be Purchased             Warrants
 -----------------------------                                       ------------             --------
 5.       Maxco, Inc.                                                 $750,000                 150,000
          1118 Centennial Way
          Lansing, Michigan  48917

          (a)     address for communications:

                  Maxco, Inc.
                  1118 Centennial Way
                  Lansing, Michigan  48917
                  Attn:  Vincent Shunsky
                            Vice President-Finance And
                            Treasurer
                  Telephone: (517) 321-3130
                  Facsimile: (517) 321-1022

          (b)     address for payments, by wire transfer

                  Comerica Bank
                  ABA No. 0720-0009-6
                  Account Name: Maxco, Inc.
                  Account Number: 1840094641
                  Attention:  David Grantham, Vice President
                             Corporate Banking

                  (providing sufficient information with such wire transfer to identify the source and application of such funds)

          (c)     Tax Identification Number:
                  38-1792842

                                                                                             Number of
                                                                                           Shares, Subject
                                                                       Principal           to Adjustment,
                                                                       Amount of              Initially
                                                                       Notes to              Covered by
 Name and Address of Purchaser                                       be Purchased             Warrants
 -----------------------------                                       ------------             --------
 6.       Industrial Boxboard Corporation                             $250,000               50,000
          Profit-Sharing Plan and Trust
          (July 1, 1989 restatement)
          John N. Hunter and J. A. Hunter, Trustees

          (a)     address for communications:

                  Industrial Boxboard Corporation
                  Profit-Sharing Plan and Trust
                  (July 1, 1989 restatement)
                  John N. Hunter and J.A. Hunter, Trustees
                  2249 Davis Court
                  Hayward, CA  94545

                  With a copy to:

                  The Klonoff Company, Inc.
                  Attention:  P. Robert Klonoff
                  9227 North Mountain View Lane
                  Spokane, Washington  99218
                  Telephone: (509) 467-5879
                  Facsimile:  (509) 467-6546

          (b)     address for payments, by wire transfer

                  Citibank, New York
                  ABA No. 0210-0008-9
                  FBO: Dean Witter Reynolds, Inc.
                  Beneficiary Account: 40611172
                  Further Credit DWR account: 112-066703-004
                  FBO: Industrial Boxboard Corp. Profit
                  Sharing Plan

                  Attention:

                  (providing sufficient information with such wire transfer to identify the source and application of such funds)

          (c)     Tax Identification Number:
                  94-3093644

                                                                                             Number of
                                                                                           Shares, Subject
                                                                       Principal           to Adjustment,
                                                                       Amount of              Initially
                                                                       Notes to              Covered by
 Name and Address of Purchaser                                       be Purchased             Warrants
 -----------------------------                                       ------------             --------
 7.       Robert W. Fulk IRA Rollover                                 $100,000               20,000

          (a)     address for communications:

                  Robert W. Fulk IRA Rollover
                  135 South LaSalle Street
                  Suite 2220
                  Chicago, Illinois  60603
                  Attn:  Robert W. Fulk
                  Telephone: (312) 263-4595
                  Facsimile:  (312) 263-4827

          (b)     address for payments, by wire transfer:

                  LaSalle National Bank, Chicago, Illinois
                  ABA No. 071-000-505
                  Account Name: Robert W. Fulk IRA Rollover
                  Account Number: 03 6895 90 2
                  Attention: Trust Department

                  (providing sufficient information with such wire transfer to identify the source and application of such funds)

          (c)     Tax Identification Number:
                  ###-##-####